SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AV HOMES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AV HOMES, INC.

8601 N. SCOTTSDALE RD., SUITE 225

SCOTTSDALE, ARIZONA 85253

(480) 214-7400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 3, 2015

To the Stockholders of AV Homes, Inc.:

The Annual Meeting of Stockholders of AV Homes, Inc. (“AV Homes” or the “Company”) will be held at the Ritz-Carlton Hotel located at 2401 E. Camelback Road, Phoenix, Arizona 85016 on June 3, 2015, at 8:00 a.m. local time, for the following purposes:

1.	To elect as directors the 10 nominees named in the attached proxy statement.

2.	To approve the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2015.

3.	To approve the AV Homes, Inc. 2015 Incentive Compensation Plan.

4.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 10, 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE VIA INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD.

By Order of the Board of Directors,

/s/ S. Gary Shullaw S. Gary Shullaw
Executive Vice President, General Counsel and Secretary

Dated: April 21, 2015

YOU CAN VOTE IN ONE OF FOUR WAYS:

BY INTERNET

•	Go to the website identified on your proxy card or Notice of Internet Availability of Proxy Materials, 24 hours a day, seven days a week by 11:59 p.m. PDT on June 2, 2015.

•	Enter the control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.

•	Follow the simple instructions.

BY TELEPHONE

•	On a touch-tone telephone, call the toll-free number identified on your proxy card 24 hours a day, seven days a week by 11:59 p.m. PDT on June 2, 2015. If you received a Notice of Internet Availability of Proxy Materials and would like to vote by telephone, you can request a proxy card by calling the telephone number indicated on the Notice.

•	Enter the control number that appears on your proxy card.

•	Follow the simple recorded instructions.

BY MAIL

•	Mark your selections on the enclosed proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to vote by mail, you can request a proxy card by calling the telephone number indicated on the Notice.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope provided with your proxy card.

IN PERSON AT THE MEETING

•	Attend the meeting and vote in person by ballot.

Your vote is important. Thank you for voting.

i

ii

AV HOMES, INC.

8601 N. SCOTTSDALE RD., SUITE 225

SCOTTSDALE, ARIZONA 85253

(480) 214-7400

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 3, 2015

This Proxy Statement is being made available to the stockholders of AV Homes, Inc., a Delaware corporation (“AV Homes” or the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of AV Homes for use at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Hotel located at 2401 E. Camelback Road, Phoenix, Arizona 85016 on June 3, 2015, at 8:00 a.m. local time (the “Annual Meeting”).

Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders of record on the Internet, rather than mailing printed copies, to reduce our printing and mailing costs and conserve resources. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that Notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access the proxy materials, and vote, on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions in the Notice.

The Notice of Internet Availability of Proxy Materials or, in some cases, a full set containing the Proxy Statement and the form of proxy enclosed herewith, and the accompanying Annual Report on Form 10-K of AV Homes for the fiscal year ended December 31, 2014, including financial statements, is first being mailed on or about April 21, 2015, to stockholders of record on the close of business on April 10, 2015.

PURPOSES OF THE MEETING

At the Annual Meeting, stockholders will consider and vote upon the following matters:

1.	To elect as directors the 10 nominees named in this Proxy Statement.

2.	To approve the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2015.

3.	To approve the AV Homes, Inc. 2015 Incentive Compensation Plan.

4.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

Pursuant to the bylaws of AV Homes, the Board of Directors has fixed the close of business on April 10, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

At the close of business on April 10, 2015, 22,336,955 shares of common stock, $1.00 par value, of AV Homes (“Common Stock”), which constitutes the only class of voting securities of AV Homes, were outstanding and entitled to vote. For each share of Common Stock held of record on the close of business on April 10, 2015, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading “Vote Required-Election of Directors.” In accordance with AV Homes’ By-laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies

When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. Shares represented by valid proxies which do not contain voting instructions will be voted: (1) FOR the election as directors of AV Homes the 10 nominees named herein, (2) FOR approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2015, (3) FOR approval of the AV Homes, Inc. 2015 Incentive Compensation Plan, and (4) in connection with the transaction of such other business as properly may come before the meeting, in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of AV Homes. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

Shares Held Through Banks, Brokers or Other Intermediaries

If you are the beneficial owner of shares held for you by a bank, broker or other holder of record and do not return your voting instructions, the broker or other nominee may vote your shares solely with respect to such matters for which the broker or other nominee has discretionary authority. Under applicable rules, brokers have discretionary authority to vote on routine matters, which includes the approval of the appointment of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other matters to come before the Annual Meeting.

Vote Required

Election of Directors—Nominees for director will be elected by a plurality of the votes cast (i.e., the highest number of votes cast) at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Withheld votes and broker non-votes will have no effect on the election of directors. Stockholders have cumulative voting rights with respect to election of directors as described in more detail below under “Election of Directors.”

Ratification of Ernst & Young LLP—The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for AV Homes for the year ending December 31, 2015. Abstentions will have the same effect as votes against such proposal because the shares are considered present at the meeting but are not affirmative votes.

Approval of AV Homes, Inc. 2015 Incentive Compensation Plan—The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to approve the AV Homes, Inc. 2015 Incentive Compensation Plan. Abstentions will have the same effect as votes against such proposal because the shares are considered present at the meeting but are not affirmative votes.

Attendance at the Meeting

If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Common Stock on April 10, 2015. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of AV Homes.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Principal Stockholders

The following table sets forth, as of April 1, 2015, unless noted otherwise, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly and the beneficial owners have sole voting and dispositive power over the shares.

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
TPG Advisors VI, Inc.	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	9,215,017	(1)	41.3%
First Manhattan Co.	399 Park Avenue New York, New York 10022	1,869,043	(2)	8.4%
Ariel Investments, LLC	200 E Randolph Drive, Suite 2900 Chicago, Illinois 60601	1,245,764	(3)	5.6%
The Leon Levy Foundation	One Rockefeller Plaza, 20th Floor New York, New York 10020	1,158,664	(4)	5.2%

(1)	Based on information set forth in Amendment No. 1 to Schedule 13D, filed on September 19, 2013, TPG Advisors VI, Inc. (“TPG Advisors”) is deemed to beneficially own 9,215,017 shares. TPG Advisors has shared voting and dispositive power with respect to all such shares.
(2)	Based on information set forth in Amendment No. 7 to Schedule 13G, filed on February 11, 2015, First Manhattan Co. (“FMC”), a registered investment adviser, is deemed to beneficially own 1,869,043 shares. FMC has sole voting and dispositive power with respect to 71,046 shares, shared voting power with respect to 1,684,663 shares, and shared dispositive power with respect to 1,797,997 shares.
(3)	Based on information set forth in Schedule 13G, filed on February 13, 2015, Ariel Investments, LLC (“Ariel”), a registered investment adviser, is deemed to beneficially own 1,245,764 shares. Ariel has sole voting power with respect to 861,397 shares and sole dispositive power over all 1,245,764 shares. Ariel reported that none of its clients has an economic interest in more than 5% of our Common Stock.
(4)	Based on information set forth in Schedule 13G, filed on November 25, 2013, The Leon Levy Foundation (the “Foundation”) is deemed to beneficially own 1,158,664 shares. The Foundation has shared voting and dispositive power with respect to all such shares. Shelby White and Elizabeth Moynihan are both trustees of the Foundation and, accordingly, may be deemed to beneficially own the shares beneficially owned by the Foundation. Each of Shelby White and Elizabeth Moynihan disclaims beneficial ownership of any and all such securities in excess of her actual pecuniary interest. Shelby White owns 43,782 shares of our Common Stock in her individual capacity.

Security Ownership of Management

The following table sets forth, as of April 10, 2015, information with respect to the outstanding shares of Common Stock owned beneficially by each current director, each of the Named Executive Officers identified herein under the caption “Summary Compensation Table,” and all current directors and executive officers of AV Homes as a group. Except as otherwise indicated, all shares are owned directly, and the beneficial owners have sole voting and dispositive power over the shares.

Name or Group	Shares Owned Directly and Indirectly (1)		Options Exercisable and RSUs and Stock Units Convertible within 60 Days (2)	Total Beneficial Ownership	Percent of Class (3)
Paul D. Barnett	14,898		14,614	29,512	*
Kelvin L. Davis (4)	0		0	0	*
Roger W. Einiger	23,157		16,639	39,796	*
Paul Hackwell (4)	0		0	0	*
Joshua L. Nash	309,495	(5)	14,615	324,110	1.5%
Jonathan M. Pertchik (4)	0		3,731	3,731	*
Michael F. Profenius	0		3,794	3,794	*
Aaron D. Ratner (4)	0		0	0	*
Joel M. Simon	10,558		7,178	17,736	*
Roger A. Cregg	238,887		0	238,887	1.1%
Michael S. Burnett	25,252		0	25,252	*
Joseph Carl Mulac, III	111,622		0	111,622	*
S. Gary Shullaw	8,327		0	8,327	*
Dave M. Gomez (6)	0		0	0	*
All current directors and executive officers as a group (consisting of 13 persons)	742,196		60,571	802,767	3.6%

*	Represents less than one percent.
(1)	The information as to securities owned by directors and executive officers was furnished to AV Homes by such directors and executive officers.
(2)	Includes stock units representing deferred directors’ fees, which stock units become issuable as shares of Common Stock at the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director. See “Director Compensation.”
(3)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. On April 10, 2015, there were 22,336,955 shares of Common Stock outstanding.
(4)	Messrs. Davis, Hackwell and Ratner were nominated as directors by TPG Aviator (defined below) and are employed by TPG (defined below). They each disclaim beneficial ownership of the shares held by TPG Aviator and any of its affiliates. Mr. Pertchik was also nominated as a director by TPG Aviator; however, he is not employed by TPG.
(5)	Includes 172,785 shares held indirectly by Mr. Nash through a trust for the benefit of his mother.
(6)	Mr. Gomez’s employment as Executive Vice President, General Counsel and Corporate Secretary terminated on November 21, 2014.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors met five times during 2014 and acted five times through written consent. In fiscal 2014, all of the incumbent directors attended 75% or more of the aggregate of their respective Board and committee meetings. The Board encourages each of its members to attend each annual meeting of stockholders, but recognizes that unavoidable circumstances may prevent attendance. All members of the Board who were standing for election or reelection attended the 2014 annual meeting of stockholders.

Certain Committees of the Board

To assist it in carrying out its duties, the Board has established various committees. Current committees and current members thereof are as follows:

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Finance Committee
Joel M. Simon (1)	Paul D. Barnett (1)	Roger W. Einiger (1)	Joshua L. Nash (1)
Jonathan M. Pertchik	Paul Hackwell	Kelvin L. Davis	Paul D. Barnett
Roger W. Einiger	Michael F. Profenius	Paul Hackwell	Kelvin L. Davis
		Joshua L. Nash	Michael F. Profenius
		Joel M. Simon	Aaron D. Ratner

(1)	Chairman

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of AV Homes’ financial reporting; (ii) AV Homes’ systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the independent auditors, their conduct of the annual audit and their engagement for any other services; (iv) AV Homes’ legal and regulatory compliance; (v) the application of AV Homes’ related person transaction policy; (vi) codes of business conduct and ethics as established by management and the Board; and (vii) the preparation of the Audit Committee Report for inclusion in the annual proxy statement. The Committee may also perform such other tasks as are assigned to it from time to time by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from AV Homes for, outside counsel, independent auditors or other advisors. The Committee met six times and acted by written consent once during the fiscal year ended December 31, 2014. The Committee is governed by a written charter approved by the Board. The charter is available on AV Homes’ website at www.avhomesinc.com.

All members of the Committee have been determined to be independent (see “Director Independence”). The Board has also determined that all members of the Committee are financially literate under the listing standards of the NASDAQ Stock Market (“NASDAQ”) and Joel M. Simon is the Committee’s “audit committee financial expert,” as defined in the rules of the SEC and for purposes of NASDAQ’s listing standards.

Audit Committee Report

The Audit Committee has reviewed and discussed AV Homes’ audited financial statements for the fiscal year ended December 31, 2014 with management.

The Committee has discussed with Ernst & Young LLP, AV Homes’ independent auditors, the matters required to be discussed by applicable Public Company Accounting Oversight Board standards.

The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to AV Homes’ Board of Directors that its audited financial statements be included in AV Homes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Joel M. Simon, Chairman

Jonathan M. Pertchik

Roger W. Einiger

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in: (i) identifying, screening and reviewing individuals to serve as directors and recommending candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (ii) overseeing AV Homes’ policies and procedures for receipt of stockholder suggestions regarding composition of the Board and recommendations of candidates for nomination; (iii) overseeing implementation of AV Homes’ Corporate Governance Guidelines and Principles; and (iv) reviewing AV Homes’ overall corporate governance and recommending changes when necessary or desirable. The Committee may also perform such additional tasks as assigned to it by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from AV Homes for, outside counsel, consultants and other advisors. The Committee acted by written consent twice during the fiscal year ended December 31, 2014.

All members of the Nominating and Corporate Governance Committee have been determined to be independent (see “Director Independence”). The Committee is governed by a written charter approved by the Board. The Charter is available on AV Homes’ website at www.avhomesinc.com.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, evaluates Board membership, and identifies and reviews director nominee candidates. The Committee considers candidates for Board membership received from all sources based upon various criteria, including their business and professional skills and experience, personal integrity and judgment, commitment to representing the long-term interests of stockholders and availability to participate in Board activities. The Committee will consider candidates suggested by its members, other Board members, management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. In order to be considered, a recommendation from a stockholder must include the stockholder’s name and contact information, the candidate’s name and contact information, a brief description of the candidate’s background and qualifications and a statement by the candidate that he or she is willing and able to serve on the Board. The Committee may also require candidates to provide such other information as it may request.

The Committee reviews periodically and recommends to the Board for approval any changes in the compensation of non-employee directors. Any equity compensation awards for non-employee directors are administered by the Committee under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement).

AV Homes’ By-Laws establish advance notice procedures with respect to nominations for election of directors at an annual meeting (see “Stockholders’ Proposals and Nominations of Board Members”).

Compensation Committee

The Compensation Committee assists the Board in overseeing management compensation policies and practices, including (i) determining and approving the compensation of the CEO and the Company’s other executive officers; (ii) reviewing and approving management incentive compensation policies and programs and exercising discretion in the administration of such programs; and (iii) reviewing and approving equity compensation programs for employees and exercising discretion in the administration of such programs. It also reviews and discusses with AV Homes’ management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend such disclosure to the Board for inclusion in AV Homes’ proxy statement and Form 10-K. The recommendation is described in a Compensation Committee Report included in the proxy statement. The Committee may perform such other tasks as assigned to it by the Board. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of one or more of its members so long as such delegation is consistent with law and applicable rules of the SEC and NASDAQ. The Committee has the authority to obtain advice and assistance from the Committee’s outside counsel, compensation consultants and other advisors with funding from the Company. The Committee met once and acted by written consent six times during the fiscal year ended December 31, 2014.

As part of the TPG Investment (described under “Certain Relationships and Related Transactions” below), we must constitute our Compensation Committee as a five member committee and (i) for so long as the ownership of TPG Aviator, L.P. (“TPG Aviator”) and its affiliates is at least 15% of our Common Stock, TPG Aviator has the right to have two Board members appointed to the Committee, and (ii) for so long as the ownership of TPG Aviator and its affiliates is at least 5% but less than 15% of our Common Stock, TPG Aviator has the right to have one Board member appointed to the Committee. TPG Aviator has no such appointment rights if its level of ownership is less than 5% of our Common Stock. Additionally, for so long as TPG Aviator is entitled to designate at least one member of the Compensation Committee, the Board may not authorize or cause to be taken any of the following actions without the requisite approval of the Compensation Committee (which approval, for so long as TPG Aviator is entitled to nominate two members of the Compensation Committee, in most cases must include the approval of four out of the five members of the Compensation Committee):

•	any adoption of any new, or expansion of any existing, equity incentive plan; and

•	any changes to, or the adoption of, any compensation arrangements for any members of the Board or members of senior management.

For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the Compensation Discussion and Analysis below. The Compensation Committee is governed by a written charter approved by the Board. The charter sets out in greater detail the specific responsibilities of the Compensation Committee. A current copy of the charter is available on AV Homes’ website at www.avhomesinc.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2014 were Mr. Greg Kranias and Messrs. Einiger, Davis, Nash and Simon. Mr. Kranias resigned from the Board and all committees upon which he served effective January 23, 2015 and was replaced on the Compensation Committee by Mr. Hackwell on February 3, 2015. None of these members of the Compensation Committee has been an executive officer or employee of AV Homes, and none were party to any related person transaction with AV Homes that would require disclosure in this Proxy Statement.

Finance Committee

The Finance Committee assists the Board in overseeing certain finance, capital expenditure and other matters. The Committee may perform such other tasks as assigned to it by the Board. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of one or more of its members so long as such delegation is consistent with law and applicable rules of the SEC and NASDAQ. The Committee met four times and acted by written consent twice during the fiscal year ended December 31, 2014.

As part of the TPG Investment (described under “Certain Relationships and Related Transactions” below), the Company must constitute its Finance Committee as a five member committee and (i) for so long as the ownership of TPG Aviator and its affiliates is at least 15% of our Common Stock, TPG Aviator has the right to have two Board members appointed to the Finance Committee, and (ii) for so long as the ownership of TPG Aviator and its affiliates is at least 5% but less than 15% of our Common Stock, TPG Aviator has the right to have one Board member appointed to the Finance Committee. TPG Aviator has no such appointment rights if its level of ownership is less than 5% of our Common Stock Additionally, for so long as TPG Aviator is entitled to designate at least one member of the Finance Committee, the Board may not authorize or cause to be taken any of the following actions without the requisite approval of the Finance Committee (which approval, for so long as TPG Aviator is entitled to nominate two members of the Finance Committee, in most cases must include the affirmative vote of at least one Committee member nominated by TPG Aviator):

•	any sale or issuance of any capital stock or other security of the Company or any subsidiary (including options and convertible or exchangeable instruments), except for certain permitted issuances;

•	any redemption, purchase, repurchase or other acquisition of capital stock of the Company (other than in connection with equity compensation arrangements);

•	any incurrence or assumption of liability for indebtedness other than certain ordinary course borrowings;

•	any hiring or firing of members of senior management;

•	any land or builder acquisitions, any acquisition or dispositions of subsidiaries or any other acquisitions or dispositions that are greater, in each case, than $5 million (including total expected capital requirements associated with the acquisition or disposition of the land, as the case may be, and all land development work required to get the land ready for the construction of homes);

•	any capital expenditures or land commitments over the budget approved by the Board, or otherwise greater than $10 million; and

•	any entry into new markets or lines of business.

The Finance Committee is governed by a written charter approved by the Board. The charter sets out in greater detail the specific responsibilities of the Finance Committee. A current copy of the charter is available on AV Homes’ website at www.avhomesinc.com.

Director Compensation

The Compensation and Nominating and Corporate Governance Committees conducted a review of the Company’s compensation for non-employee directors against market trends in July 2012. The Company’s director compensation program has remained unchanged since that time. The TPG Nominated Directors (as hereinafter defined) who are employed by TPG do not receive the standard director compensation. Rather, pursuant to the management services agreement described below, AV Homes pays a quarterly monitoring fee to TPG Management (as hereinafter defined) in lieu of any director fees otherwise payable by the Company to the TPG Nominated Directors. The director compensation paid to the TPG Nominated Directors who are not employed by TPG reduces the amount of the monitoring fee.

The annual cash retainer for each non-employee director of AV Homes was set by the Board at $40,000 per annum. Members and the Chairman of the Audit Committee receive additional compensation of $10,000 and $15,000 per annum, respectively. Members and the Chairman of the Nominating and Corporate Governance Committee receive additional compensation of $2,500 and $5,000 per annum, respectively. Members and the Chairman of the Compensation Committee receive additional compensation of $5,000 and $7,500 per annum, respectively. Members and the Chairman of the Finance Committee receive additional compensation of $10,000 and $15,000 per annum, respectively. In addition, each non-employee member and the Chairman of the Executive Committee, prior to the removal of the Executive Committee from the Company’s By-Laws in March of 2014, received a retainer of $2,000 and $5,000 per annum, respectively.

The Nominating and Corporate Governance Committee adopted a deferral program applicable to non-employee directors in June 2005. Under the deferral program, non-employee directors may elect to defer up to 50% of annual retainer fees, committee fees and/or chairperson fees, for which the director is credited, with a number of stock units based upon the closing price of the Common Stock on the due date of each payment. The stock units become distributable as shares of Common Stock upon the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director.

The Nominating and Corporate Governance Committee also determined to grant annual awards of restricted stock units (“RSUs”) to all non-employee directors having a value equal to approximately $45,000. Accordingly, on June 10, 2014, each reelected non-employee director was awarded 2,538 RSUs for service as a director for the term beginning at the 2014 annual meeting of stockholders. Additionally, Messrs. Pertchik and Profenius were each awarded 2,486 RSUs following their appointment to the Board on July 23, 2014 for the term beginning on that date and ending at the 2015 annual meeting of stockholders. The RSUs will vest and be converted into an equivalent number of shares of Common Stock upon the earlier of the first anniversary of the date of the award and the date immediately preceding the date of AV Homes’ 2015 annual meeting of stockholders, provided that the non-employee director is a member of the Board of Directors on such vesting date. The RSUs will vest immediately upon the death or disability of the non-employee director or upon a change of control of the Company. If the non-employee director ceases to be a member of the Board of Directors for any other reason, the RSUs will be forfeited, unless the Board of Directors provides otherwise.

The following table sets forth the retainer, other cash fees and equity compensation received during the fiscal year ended December 31, 2014, by non-management directors.

Name	Fees Earned or Paid in Cash (1)	Annual Stock Awards (2)	Total
Paul D. Barnett	$60,500	$44,923	$105,423
Kelvin L. Davis (3)	—	—	—
Roger W. Einiger	58,521	44,923	103,444
Paul Hackwell (3)	—	—	—
Greg Kranias (3)	—	—	—
Reuben S. Leibowitz (4)	13,625	—	13,625
Joshua L. Nash	61,875	44,923	106,798
Jonathan M. Pertchik	25,000	38,632	63,632
Michael F. Profenius	26,250	38,632	64,882
Joel M. Simon	60,500	44,923	105,423

(1)	Includes amounts of $30,201, $28,565, $30,896, $12,477 and $13,105 of fees for Messrs. Barnett, Einiger, Nash, Pertchik and Profenius, respectively, which were deferred during 2014 and represented by stock units under the deferral program adopted in June 2005.
(2)	Represents for Messrs. Barnett, Einiger, Nash, and Simon the aggregate grant date fair value of 2,538 RSUs (or $17.70 per share). Represents for Messrs Pertchik and Profenius the aggregate grant date fair value of 2,486 RSUs (or $15.54 per share). The grant date fair value is calculated in accordance with ASC 718 by using the closing price of the Common Stock on the respective grant dates.
(3)	As described above, the TPG Nominated Directors who are employed by TPG do not receive director compensation from the Company. Mr. Kranias resigned from the Board on January 23, 2015.
(4)	Mr. Leibowitz’s term expired at the 2014 annual meeting of stockholders.

In 2015, the Board adopted stock ownership guidelines applicable to all non-employee directors who receive the standard director compensation. The guidelines require such directors to own shares of the Company’s Common Stock having a value equal to three times the director’s annual cash retainer. Directors have three years from the date of election to comply with the stock ownership threshold. All shares the directors beneficially own, and any shares subject to stock units issued by the Company, count toward the stock ownership guideline.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board, or specific individual directors, may direct written communication addressed to the Board or such director or directors in care of the Corporate Secretary, AV Homes, Inc., 8601 N. Scottsdale Rd., Suite 225, Scottsdale, AZ 85253. The Corporate Secretary will deliver any communications to our independent Chairman of the Board, other than those that do not relate to any Board matter, which the Corporate Secretary may handle on his or her own.

Corporate Governance Guidelines and Principles

The Board of Directors has adopted Corporate Governance Guidelines and Principles as a component of the flexible governance framework within which the Board, assisted by its committees, directs AV Homes’ affairs. The Corporate Governance Guidelines and Principles, which define the role of the Board of Directors, are available on AV Homes’ website at www.avhomesinc.com.

Director Independence

The Board of Directors has determined that all members of the Board of Directors during the year ended December 31, 2014 and all current members of the Board of Directors meet the qualification standards set forth in AV Homes’ Corporate Governance Guidelines and Principles and meet the independence criteria under the rules and regulations of NASDAQ, except for Roger A. Cregg, President and Chief Executive Officer. In making such determination, the Board of Directors considered relevant facts regarding such directors, in particular that each director determined to be independent does not have a material relationship with AV Homes, either directly (other than as a director and/or stockholder) or as a stockholder, director, officer, partner or affiliate of an organization that has a relationship with AV Homes. The Board of Directors has further determined that all current members of the Audit Committee meet the more stringent independence requirements of the Securities and Exchange Commission (the “SEC”) and NASDAQ for Audit Committee membership.

Board Leadership Structure

AV Homes’ Board of Directors determined to separate the positions of Chairman of the Board and Chief Executive Officer because the functions and responsibilities of the positions are different. The Chairman of the Board is a senior principal of a firm that was a long-time stockholder of the Company, which firm distributed its shares to its members during 2013. He represents the interests of all of the Company’s stockholders from a global strategy perspective. The Chairman of the Board does not oversee the day-to-day business of the Company.

The Chief Executive Officer is primarily responsible for developing AV Homes’ business strategy and is in charge of the Company’s day-to-day operations. With the oversight of the Board and the Board’s committees, the Chief Executive Officer works full time in (i) creating and implementing the Company’s business plan, (ii) directing the Company’s business, and (iii) managing the Company’s real estate and home-building activities. He supervises the staff and makes decisions regarding marketing, products offered and construction.

Board’s Role in Risk Oversight

While management is responsible for the day-to-day management of risk, the Board plays an ongoing and active role in the oversight of risk, primarily through the Audit Committee of the Board. The Audit Committee carries out its oversight responsibilities by regularly reviewing and discussing with management areas of material risk to the Company, which may include financial risks, legal and regulatory risks, operational risks and strategic risks, along with key risk areas within each of those risk categories. The Audit Committee also reviews with management, as appropriate, mitigation measures being taken to address such risks. During 2013, the Company implemented an enterprise risk management program into its risk management function, which is coordinated by the Company’s General Counsel and Chief Executive Officer and overseen by the Audit Committee. The Audit Committee reports on risk oversight to the full Board on a quarterly basis or more often, as necessary.

Compensation Risks

Management and the Compensation Committee have considered and discussed risks inherent in our business and compensation arrangements and have concluded that the risks associated with our compensation practices and policies are not likely to have a material adverse effect on the Company. The process by which that determination was made involved a review by senior management and the Compensation Committee of the nature of the types and amounts of compensation received by the various classes of employees and an analysis of whether those types or amounts of compensation received by various employees were likely to increase or decrease any risk to the Company.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of AV Homes, which includes a Supplemental Code of Ethics for the Chief Executive Officer, Chief Financial Officer and other Senior Financial Officers. The Code of Business Conduct and Ethics is available on AV Homes’ website at www.avhomesinc.com.

Related Person Transaction Policy

To supplement the broader provisions of AV Homes’ Code of Business Conduct and Ethics, the Board of Directors has adopted a policy and procedures for review and approval or ratification by the Audit Committee of transactions in which the Company participates and a “related person” has a material direct or indirect interest. Pursuant to this policy, a “related person” means: each director and executive officer of the Company; any director nominee; any greater than five percent stockholder; any immediate family member of any of the foregoing; and any company or another entity that employs or is controlled by any of them, or in which any of them have a material ownership or financial interest.

Generally under the policy, any director, executive officer or nominee who intends to enter into a related person transaction, and any employee of the Company who intends to cause the Company to enter into a related person transaction, is required to disclose all material facts regarding the proposed transaction to the Audit Committee.

The transaction will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In connection with approving or ratifying a transaction, the Audit Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company. Thus, it may consider many factors, such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arm’s-length basis, and the impact of the transaction on the Company’s business and operations. The related person transaction policy is available on AV Homes’ website at www.avhomesinc.com.

Certain Relationships and Related Transactions

JEN Transactions—In October 2010, AV Homes and its wholly owned subsidiary Avatar Properties Inc. (“API”), as purchaser, entered into agreements whereby API acquired a portfolio of real estate assets in Arizona and Florida from entities affiliated with JEN Partners, LLC (“JEN”), a Delaware limited liability company (the “JEN Transaction”). The purchase price approximated $33,600,000 in cash, including approximately $3,600,000 reimbursement of development, construction and operating expenditures from August 1, 2010 to the date of closing, October 25, 2010; $20,000,000 in restricted shares of AV Homes’ Common Stock (1,050,572 shares); and $12,000,000 of notes divided equally into two $6,000,000 notes, one with a one-year maturity and the other with a two-year maturity (the “JEN Notes”). On October 25, 2011 and December 1, 2011, the JEN Notes were paid in full before their maturity. The purchase price also provided for the issuance of up to an additional 420,168 shares of Common Stock upon the achievement of certain agreed upon metrics related to CantaMia, the acquired active adult community located in Goodyear, Arizona by December 31, 2014, which metrics were not achieved. In the JEN Transaction, 630,343 restricted shares of AV Homes’ Common Stock were issued to JEN I, L.P. (“JEN I”), a Delaware limited partnership, and 420,229 restricted shares were issued to JEN Residential LP (“JEN Residential”), a Delaware limited partnership, all of which shares were subject to a two-year lock up agreement that expired in October 2012.

In connection with the JEN Transaction, on October 25, 2010, two members of JEN, Reuben S. Leibowitz and Allen J. Anderson, were elected to AV Homes’ Board. Mr. Leibowitz is sole managing member of JEN. JEN is the general partner and Mr. Leibowitz is a limited partner of JEN I and JEN Residential. Mr. Anderson, a managing director of JEN, served on the AV Homes Board until the 2013 annual meeting of stockholders and also served as AV Homes’ President and Chief Executive Officer from June 2011 to December 2012. Mr. Leibowitz, a managing director of JEN, served on the AV Homes Board until the 2014 annual meeting of stockholders.

Joshua L. Nash, the Chairman of the Board of Directors of AV Homes, and Paul D. Barnett, a member of AV Homes’ Board of Directors, in the aggregate own a 1.5% indirect limited partnership interest in the JEN affiliates from which API acquired assets. Neither Mr. Nash nor Mr. Barnett voted on the JEN Transaction.

In May 2012, a subsidiary of AV Homes formed a joint venture, EM 646 LLC, an Arizona limited liability company (the “Eastmark JV”). AV Homes indirectly owns approximately 59% of the Eastmark JV and JEN Arizona 4 LLC, an Arizona limited liability company managed by JEN (“JEN-AZ”), owns approximately 41%. In September 2012, the Eastmark JV assumed the obligations of TerraWest Communities LLC, another affiliate of JEN, to purchase approximately 527 acres of land within the Eastmark development in Mesa, Arizona for approximately $32.3 million. The LLC agreement allocates approximately 310 acres to the AV Homes subsidiary and approximately 217 acres to JEN-AZ. On May 9, 2014 certain final platted parcels were transferred to the respective parties with the final distribution of the remaining parcels expected to occur by April 30, 2015. The parties will also share in approximately $2.9 million of other expenses through the Eastmark JV and pursuant to a joint development agreement will share approximately $7.4 million of costs to improve the properties. A separate distribution agreement would be entered into between each party and the joint venture in connection with any eventual transfer of the two properties to the respective parties.

On March 31, 2014, a subsidiary of AV Homes sold the buildings and land known as the Borgata property to Borgata GP, LLC for $13 million. Borgata GP, LLC is an affiliate of JEN. The sale of the Borgata property followed a competitive bidding process in which several offers were considered.

TPG Investment—In June 2013, AV Homes issued to TPG Aviator 2,557,474 shares of AV Homes’ Common Stock, at a purchase price of $14.65 per share, and 665,754.3 shares of a newly authorized series of AV Homes’ preferred stock, designated as Series A Contingent Convertible Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), at a purchase price and liquidation preference of $146.50 per share, for an aggregate investment in AV Homes by TPG Aviator of $135 million (the “TPG Investment”). TPG Aviator subsequently converted the Series A Preferred Stock into shares of our Common Stock at a conversion ratio equal to ten shares of Common Stock per one share of Series A Preferred Stock. TPG Aviator currently holds approximately 41.3% of the issued and outstanding shares of our Common Stock.

Pursuant to the terms of a stockholders agreement AV Homes and TPG Aviator entered into in connection with the TPG Investment, AV Homes agreed to increase the size of its Board of Directors from six to ten members, and TPG Aviator was granted the right to nominate four directors to the Board. The Board of Directors is currently set at ten members, including four directors who were nominated by TPG: Mr. Davis, a Senior Partner at TPG Capital, LP (“TPG”); Mr. Hackwell, a Principal at TPG; Mr. Ratner, a Vice President in TPG’s Real Estate Group; and Mr. Pertchik, the Chief Executive Officer of InTown Suites (collectively, the “TPG Nominated Directors”).

Going forward, TPG Aviator will continue to be entitled to nominate to the Board (i) four directors if the ownership of TPG Aviator and its affiliates is at least 30%, (ii) three directors if the ownership of TPG Aviator and its affiliates is at least 20%, but less than 30%, (iii) two directors if the ownership of TPG Aviator and its affiliates is at least 15% but less than 20%, and (iv) one director if the ownership of TPG Aviator and its affiliates is at least 5% but less than 15%. TPG has no Board nomination rights if its level of ownership of AV Homes is less than 5%. Each of the forgoing percentages refers to a percentage of our outstanding Common Stock. In addition, AV Homes agreed to constitute each of its Compensation Committee and Finance Committee as five-member committees and (a) for so long as the ownership of TPG Aviator and its affiliates is at least 15%, TPG Aviator has the right to have two Board members appointed to each such committee, and (b) for so long as the ownership of TPG Aviator and its affiliates is at least 5% but less than 15%, TPG Aviator has the right to have one Board member appointed to each such committee. For so long as the ownership of TPG Aviator and its affiliates is at least 5%, each other committee of the Board will be constituted as three-member committees and TPG Aviator has the right to have one Board member appointed to each such committee. TPG Aviator has no such committee appointment rights if its level of ownership of AV Homes is less than 5%. Each of the forgoing percentages refers to a percentage of our outstanding Common Stock.

Pursuant to the terms of the stockholders agreement, for so long as TPG Aviator and its affiliates continue to own at least the greater of (i) 25% of the number of shares owned by them at the closing of the June 2013 investment transaction (assuming full conversion of the Series A Preferred Stock) and (ii) 10% of our outstanding Common Stock, AV Homes is not permitted to take any of the following actions without the prior written consent of TPG Aviator:

•	Any amendment to the governing documents of AV Homes or its subsidiaries adverse to TPG Aviator;

•	Any voluntary liquidation, dissolution or winding up of AV Homes;

•	Any voluntary bankruptcy or insolvency action, or any consent to any involuntary bankruptcy or similar proceeding;

•	Any increase or decrease in the size of the Board or any committee;

•	Any change in the rights and responsibilities of either the Finance Committee or the Compensation Committee; and

•	Any issuance of equity securities that are senior to the Common Stock.

In addition, for so long as TPG Aviator’s ownership of AV Homes is equal to or greater than 5% of our outstanding Common Stock, the Finance Committee of the Board will be required to approve (1) any sale, issuance or authorization of new securities by AV Homes or any subsidiary, (2) any redemption, purchase, repurchase or other acquisition of securities by AV Homes or any subsidiary, other than in connection with equity compensation arrangements, (3) any incurrence of indebtedness or certain debt-like obligations, with limited exceptions, (4) any hiring or firing of members of senior management, (5) any land or builder acquisitions or dispositions, any acquisitions or dispositions of subsidiaries or any other acquisitions or dispositions, in each case, that are greater than $5 million (including total expected capital requirements and development costs), (6) any capital expenditures or land commitments over an agreed-upon budget, as approved by the Board of Directors, or otherwise greater than $10 million, and (7) any entry into new markets or lines of business.

During such period, the Compensation Committee of the Board will be required to approve (1) any adoption of any new, or expansion of any existing, equity incentive plan and (2) any changes to, or the adoption of, any compensation arrangements for any members of the Board of Directors or members of senior management. During such period, the Board may not approve such matters without the requisite committee approval, which in most cases will require the approval of at least one of the committee members appointed by TPG Aviator.

Pursuant to the terms of the stockholders agreement, except in certain cases, TPG Aviator has a pre-emptive right to participate in future equity issuances by AV Homes, on a pro-rata basis, for so long as TPG Aviator (together with its affiliates) owns at least 10% of our outstanding Common Stock. The stockholders agreement also provides for customary registration rights with respect to Common Stock held by TPG Aviator, its affiliates and their permitted transferees. Pursuant to such registration rights, TPG Aviator has, subject to certain limitations, the right to require AV Homes to register TPG Aviator’s securities on three separate occasions and has piggyback registration rights in connection with offerings by AV Homes or other stockholders.

AV Homes and TPG VI Management, LLC (“TPG Management”), an affiliate of TPG, are parties to a management services agreement that sets forth certain financial advisory services to be provided by, and fees to be paid to, TPG Management in connection with ongoing services to AV Homes. Pursuant to the management services agreement and in exchange for certain ongoing advisory and consulting services, AV Homes agreed to pay to TPG Management a monitoring fee equal to $465,000 per year for so long as TPG Aviator and its affiliates own at least 30% of the Common Stock outstanding and also to reimburse expenses incurred by TPG Management and its affiliates to provide services or enforce its rights under the management services agreement, not to exceed $50,000 per year. In each case, the monitoring fee will be reduced proportionately based on TPG Aviator’s board representation rights under the stockholders agreement, as described above. The monitoring fee is payable quarterly in advance. The monitoring fee will also be reduced by director fees otherwise payable to the TPG Nominated Directors who are not employed by TPG. During 2014, AV Homes paid an annual monitoring fee of $440,000 to TPG Management and $48,934 for reimbursement of expenses.

Mulac Relationships—Dave Mulac is the brother of Joseph Carl Mulac, III, our Executive Vice President. Mr. Dave Mulac was hired by AV Homes on November 11, 2013 as the Vice President of Operations for our North Carolina division. In 2014, he received a base salary from the Company of approximately $130,000 and also received a grant of 700 shares of restricted stock having a grant date fair value of approximately $13,000. Additionally, his bonus for 2014 of $23,400 was paid in February 2015. For 2015, Mr. Dave Mulac’s base salary increased to $133,900, and he received an annual restricted stock award of 939 shares, having a grant date fair value equal to approximately $13,390. His bonus target is 30% of base salary, consistent with 2014. The Audit Committee reviewed and ratified the hire of Mr. Dave Mulac pursuant to the terms of our Related Person Transaction Policy. In approving the transaction, the Audit Committee considered that Mr. Dave Mulac was selected from among a pool of qualified candidates and does not report directly to his brother. Joseph Carl Mulac, III’s son, Joseph Carl Mulac, IV, also works for the Company as a Community and Construction Coordinator and does not report directly to any immediate family members. Joseph Carl Mulac, IV’s total compensation in 2014 was less than $120,000.

ELECTION OF DIRECTORS

(Item 1)

At the Annual Meeting, the 10 nominees for director named in this Proxy Statement will stand for election for the ensuing year and until their respective successors are duly elected and qualified.

Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, ten votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting, by specific voting instructions sent to AV Homes with a signed proxy, or via Internet or by telephone in accordance with instructions on the proxy card. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

All of the nominees were last elected at the June 10, 2014 annual meeting of stockholders, except for Messrs. Pertchik and Profenius, who were elected to the Board of Directors effective on July 25, 2014 and, Mr. Ratner, who was elected to the Board of Directors on February 3, 2015. As described above, Messrs. Pertchik and Ratner were identified as candidates by TPG Aviator, our largest stockholder, and appointed as TPG Nominated Directors. Mr. Profenius was identified as a candidate by one of our non-employee directors.

The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

The following paragraphs set forth information with respect to each nominee for director, including positions currently held, prior occupation and business experience for more than the past five years. In concluding an individual should be recommended to serve as a director, the Nominating and Corporate Governance Committee considers each person’s business and professional skills and experience, qualifications and attributes, as well as personal integrity and judgment. Although it does not have a formal diversity policy, the Nominating and Corporate Governance Committee considers, among other attributes, diversity of gender, professional experience and skills of the individuals to be recommended to the Board for nomination for election to the Board. Except as otherwise indicated, the following nominees have not been principally employed by any subsidiary or affiliate of AV Homes. There are no family relationships between any nominee, director or executive officer of AV Homes.

Paul D. Barnett, Director since May 2007

Mr. Barnett, 54, has been Managing Director at Ulysses Management, LLC, a private investment firm, since February 2005. Prior thereto, he was Managing Principal at Odyssey Investment Partners, LLC, a private investment firm, from 1997 to 2004. From 2001 to August 2005, Mr. Barnett served as Director and Chairman of the Audit Committee of Dresser, Inc. He currently serves on the Board of Managers for Ice House America, LLC, EGD Security Systems, LLC, Artisanal Brewing Ventures, LLC and PresAir, LLC, all private limited liability companies. Mr. Barnett’s experience and expertise in investment management, investment banking and the securities markets are valuable assets for AV Homes when seeking financing or raising capital.

Roger A. Cregg, Director since December 2012

Mr. Cregg, 59, has served as our President and Chief Executive Officer, and member of our Board of Directors, since December 2012. Prior to joining AV Homes, he served as Senior Vice President of Finance and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company, from August 2011 through November 2012. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003. Mr. Cregg has served as a director of Comerica Incorporated since 2006. He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006.

Kelvin L. Davis, Director since June 2013

Mr. Davis, 51, is a Senior Partner of TPG Capital, LP (“TPG”) and the Founder and Co-Head of TPG Real Estate. He has been a Partner at TPG based in San Francisco since 2000 and is a member of TPG’s Management Committee. From 2000 to 2009, Mr. Davis led TPG’s North American Buyouts Group, encompassing investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, LLC, a private international real estate investment firm based in Los Angeles, which he co-founded in 1991. Prior to the formation of Colony Capital, LLC, Mr. Davis was a Principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Prior to his affiliation with RMB

Realty, Inc., he worked at Goldman, Sachs & Co., an investment bank, in New York and with Trammell Crow Company, a real estate developer, in Dallas and Los Angeles. Mr. Davis serves on the boards of directors of Northwest Investments, LLC (ST Residential), Caesars Entertainment Corporation, Univision Communications Inc., Catellus Development Corporation, Taylor Morrison Home Corporation, Parkway Properties, Inc. and Assisted Living Concepts, Inc. He is also a long-time Director (and past Chairman) of Los Angeles Team Mentoring, Inc. (a charitable mentoring organization), serves on the board of the Los Angeles Philharmonic Association, is a trustee of Los Angeles County Museum of Art and is on the Board of Overseers of the Huntington Library, Art Collections and Botanical Gardens. In the past five years, Mr. Davis also served as a director Kraton Performance Polymers, Inc. Mr. Davis is a TPG Nominated Director, and the Company is required pursuant to the stockholders agreement with TPG Aviator to nominate him for election to the Board. Mr. Davis’s extensive management experience, board service and experience in the real estate industry allow Mr. Davis to provide valuable insight to AV Homes and our Board regarding our operations and management of our business.

Roger W. Einiger, Director since May 2006

Mr. Einiger, 67, has been President of Hardscrabble Advisors, LLC, a private investment firm, since 2001. Previously, he spent three decades at Oppenheimer & Co. and its successor companies, most recently serving as Vice Chairman. Following the sale of Oppenheimer in 1997, he served as Vice Chairman of CIBC Oppenheimer Corp., an investment banking and brokerage company, and as a consultant to Canadian Imperial Bank of Commerce until 2001. Mr. Einiger previously served as a Director of BPW Acquisition Corp. and a Director and member of the Audit Committee of NDS Group plc. He also serves as a director or trustee of several philanthropic and academic organizations. During his tenure with Oppenheimer, Mr. Einiger was responsible for finance, operations, technology, and human resources departments. His diverse background lends valuable insight to AV Homes’ Board of Directors and the Audit and Compensation Committees on which he serves.

Paul Hackwell, Director since September 2013

Mr. Hackwell, 35, is a Principal at TPG. Since joining TPG in 2006, Mr. Hackwell has been involved with the firm’s investments in the Company, Taylor Morrison, Life Time Fitness, Norwegian Cruise Line, Savers, Gelson’s Markets, Adare Pharmaceuticals and Aptalis Pharma, among other debt and equity investments. Prior to joining TPG, Mr. Hackwell worked at the Boston Consulting Group. Mr. Hackwell holds an A.B. summa cum laude from Princeton University, an M.Phil. from the University of Oxford, where he was a Keasbey Scholar, and an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar. Mr. Hackwell is a TPG Nominated Director, and we are required pursuant to the stockholders agreement with TPG Aviator to nominate him for election to the Board. Mr. Hackwell’s extensive experience in real estate investment allows him to provide valuable insight to AV Homes and our Board, including with respect to the Company’s investing activities.

Joshua L. Nash, Director since September 2004

Mr. Nash, 53, has been our Chairman of the Board of Directors since September 2004. He is the President of Ulysses Management LLC (“UM”) and Ulysses Management Offshore LLC (“UMO”), both investment advisers registered with the SEC. Since their inception in 1997, UM has served as the investment manager to Ulysses Partners, L.P., and UMO as the investment manager to Ulysses Offshore Fund, Ltd. Mr. Nash is the sole member of Joshua Nash LLC, a General Partner of Ulysses Partners, L.P. He was a General Partner of Odyssey Partners, L.P., a private investment firm, from 1989 until its liquidation in December 2007. For more than ten years Mr. Nash has managed investments, including real estate, in excess of $1 billion. His more than 20 years of experience in investment management and his long-term financial interest in AV Homes make him uniquely qualified to serve as AV Homes’ Chairman.

Jonathan M. Pertchik, Director since July 2014

Mr. Pertchik, 48, is the Chief Executive Officer of InTown Suites, a leading provider of economy, extended stay living, a position he has held since July 2014. From February 2013 through June 2014, Mr. Pertchik served as the Chief Executive Officer of ST Residential, LLC, an owner and manager of luxury condominiums, apartment projects, hotels, and office and retail spaces. He previously served as Chief Operating Officer of ST Residential from March 2010 to February 2013. Prior to joining ST Residential, Mr. Pertchik held various executive management positions at WCI Communities, a luxury homebuilder and developer, first as Division President from 2007 to 2008 and then as Chief Restructuring Officer from August 2008 to January 2010. He began his career at The Staubach Company, a commercial real estate brokerage and consulting company. Mr. Pertchik is a TPG Nominated Director, and we are required pursuant to the stockholders agreement with TPG Aviator to nominate him for election to the Board. Mr. Pertchik’s extensive experience in the real estate industry allows him to provide valuable insight to AV Homes and our Board, including with respect to the Company’s strategic activities.

Michael F. Profenius, Director since July 2014

Mr. Profenius, 56, has been a Senior Partner of Grove International Partners, a global private equity firm specializing in real estate investment, since April 2012. Prior to joining Grove, Mr. Profenius served as a Managing Director of Warburg Pincus LLC, a global private equity firm, where he focused on real estate investments, from March 2004 to September 2011. Prior to joining Warburg Pincus, Mr. Profenius spent 18 years at Merrill Lynch & Co, most recently as Co-Head and Management Director of the Global Real Estate Investment Banking and Hospitality Group. He began his career at Dean Witter Realty in 1982. Mr. Profenius’s experience in real estate investment allows him to provide valuable insight to AV Homes and our Board, including with respect to the Company’s investing activities.

Aaron D. Ratner, Director since February 2015

Mr. Ratner, 27, is a Vice President at TPG in the Real Estate Group. Since joining TPG in June 2011, Mr. Ratner has been involved with the firm’s investments in AV Homes, Inc., PointPark Properties Limited, The Sea Summit at Marblehead, The Woolgate Exchange, and the acquisition of a $2.5 billion loan portfolio from Deutsche Bank AG’s special situations group. Prior to joining TPG, Mr. Ratner worked at Eastdil Secured, a real estate investment bank and wholly owned subsidiary of Wells Fargo & Company, from June 2009 to May 2011. Mr. Ratner holds a B.B.A with distinction from Emory University. Mr. Ratner is a TPG Nominated Director, and we are required pursuant to the stockholders agreement with TPG Aviator to nominate him for election to the Board. Mr. Ratner’s experience in real estate investment allows him to provide valuable insight to AV Homes and our Board, including with respect to the Company’s land acquisition and real estate development activities.

Joel M. Simon, Director since May 2004

Mr. Simon, 69, was Partner and Principal in XRoads Solutions Group, LLC, a national financial advisory and consulting firm, from June 2000 until his retirement in April 2013. He was formerly Chief Executive Officer and President of Starrett Corporation from March 1998 to December 1998; Executive Vice President, Chief Operating Officer and Director of Olympia & York Companies (U.S.A.) from 1985 to 1996; and Senior Partner with Margolin, Winer & Evens, LLP, a regional accounting firm, from 1976 to 1984. Mr. Simon also served as a Director, Chairman of the Audit Committee and member of the Compensation Committee of Frederick’s of Hollywood Group, Inc. Mr. Simon’s extensive financial and operational expertise in many industries, including real estate, make him not only a well-qualified member of AV Homes’ Board but also Chairman of, and financial expert for, its Audit Committee.

Vote Required

Nominees for director will be elected by a plurality of the votes cast (i.e., the highest number of votes cast) at the Annual Meeting by the holders of Common Stock in person or by proxy and entitled to vote at the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality.

Board Recommendation

The Board of Directors believes that it is in the best interests of AV Homes and its stockholders to elect the 10 individuals named above to the Board of Directors of the Company and recommends a vote FOR the election of each such individual.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Following this Compensation Discussion and Analysis (“CD&A”), we present detailed tabular and narrative information concerning the compensation of each of the Named Executive Officers and their employment and other agreements. This detailed information should be read in conjunction with the CD&A.

Overview

In this section of the Proxy Statement we discuss, among other things, the overall objectives of our executive compensation programs and the material elements of compensation awarded to, earned by, or paid to our “Named Executive Officers” (or “NEOs”). We identify the Named Executive Officers in accordance with SEC rules and include each person who in fiscal 2014 served as our principal executive officer and our principal financial officer, as well as our other executive officers serving at December 31, 2014. For fiscal 2014, our Named Executive Officers also included one former executive officer. Our Named Executive Officers are:

Name	Current Positions	Periods of Service
Current Executive Officers:
Roger A. Cregg	President and Chief Executive Officer	December 2012—present
Michael S. Burnett	Executive Vice President and Chief Financial Officer	October 2013—present
Joseph Carl Mulac, III	Executive Vice President	October 2010—present
S. Gary Shullaw	Executive Vice President, General Counsel and Corporate Secretary	November 2014—present
Former Executive Officers:
Dave M. Gomez	Former Executive Vice President, General Counsel and Corporate Secretary	October 2012 — November 2014

The compensation of our Named Executive Officers should be understood within the context of our business. We are engaged in the business of homebuilding and community development in Florida, Arizona and North Carolina. We construct and sell homes in both active adult communities and primary residential communities, many of which we have previously developed. We also engage, on a limited basis, in other real estate related activities, such as the operation of amenities and the sale for third-party development of commercial and industrial land. Many of our development projects take many years to conceive, permit, develop and sell. Thus, it may take an extended period of time before a project can be viewed as “profitable” or not.

Our performance in our core business segments of active adult community development and primary residential community development has improved for the year ended December 31, 2014 as compared to prior years. We have experienced the positive impact of the market recovery that has been continuing since the industry downtown. During the year ended December 31, 2014, we closed on 953 homes at an average sales price of approximately $255,000 per closed home, generating approximately $243 million of home sale revenue, as compared to the year ended December 31, 2013, in which we closed on 481 homes at an average sales price of approximately $238,000 per closed home, generating approximately $114 million of home sale revenue. The number of housing contracts (net of cancellations) signed in 2014 increased 115% compared to 2013, and at December 31, 2014, we had 331 homes in backlog with a sales value of approximately $86 million compared to 167 homes in backlog with a sales value of approximately $40 million at December 31, 2013.

Say on Pay Advisory Vote

Our compensation programs have not changed significantly over the last few years. Accordingly, while our Compensation Committee has considered the outcome of our last stockholder advisory vote on executive compensation (the so-called “say on pay” vote), which was held at our 2014 annual meeting of stockholders at which approximately 97% of the shares voted on the matter approved our executive compensation, we have not made any significant changes in response to that vote or otherwise. The next say on pay vote, as well as a vote on the frequency of such say on pay votes, will be held at our 2017 annual meeting of stockholders.

Objectives of Our Compensation Programs and What They Are Designed to Reward

Our compensation programs are intended to attract and retain executives, to motivate and reward them for achieving the Company’s long-term goals, and to align their interests with those of our stockholders.

•	In order to retain the services of our executives, our compensation practices should be competitive with those of other employers with whom we compete for talent.

•	We pay for performance. This means that our compensation program is designed to recognize an executive’s contribution that has led to the attainment of corporate goals.

•	Our compensation program is designed to motivate executives to achieve results in a manner that builds long-term stockholder value. An equity component of total compensation is included to align the interests of the executives with the interests of our stockholders.

Compensation Process

The compensation of our NEOs is overseen and determined by the Compensation Committee of our Board of Directors. Each member of the Compensation Committee is independent in accordance with applicable rules of NASDAQ, as determined by the Board. Each year, the Compensation Committee works with the CEO to establish the Company’s executive compensation philosophy, policies and programs. The Compensation Committee meets with the CEO annually to discuss his performance, but, ultimately, decisions regarding his compensation are made solely by the Compensation Committee based on its deliberations.

During 2012, the Compensation Committee retained James Reda of Gallagher & Associates to provide guidance on executive compensation practices, policies and benchmarking of peers to inform the Compensation Committee’s decisions related to 2013 executive compensation. The Compensation Committee assessed the independence of Mr. Reda and the Gallagher firm and concluded that no conflict of interest exists that would prevent them from independently representing the Compensation Committee. The Compensation Committee did not engage a compensation consultant to advise the Committee on compensation decisions for 2014 or 2015.

The CEO has generally been involved in negotiating and recommending compensation for the executive officers other than himself; however, the actual compensation agreements and arrangements are ultimately subject to approval by the Compensation Committee. The CEO also makes recommendations to the Compensation Committee regarding the level of achievement attained under the performance-based awards for all NEOs, other than himself, with such awards (for 2014, this included Mr. Burnett, Mr. Mulac and Mr. Gomez).

How the Various Kinds of Compensation Are Determined and Allocated to Form a Complete Package

The objectives described above are supported by the four primary elements of our compensation program for NEOs: base salaries, annual performance-based cash bonuses, equity awards and employment agreements.

While there are several elements to the Company’s management compensation program, they are evaluated as a whole by our Compensation Committee in making its compensation determinations. We do not have any specific policies or parameters for allocating between cash and non-cash compensation or with respect to the duration of compensation arrangements other than as set forth in our existing employment agreements described in further detail below. In general, the Compensation Committee has a balanced approach regarding the allocation between cash and non-cash compensation, taking into account our business plan and the responsibilities and seniority of the particular executive.

Salaries

Salaries are a necessary part of any compensation program and paying reasonable salaries is an important aspect of attracting and retaining qualified executives. In setting salaries, we have not established any specific target levels based on peer group analyses or benchmarking studies. However, we believe that our market for executive talent is competitive, and we take this into account in the establishment of a total compensation package.

The base salary amounts for the NEOs were established in connection with the negotiation of their respective employment agreements. See below under “Employment and Separation Agreements.” No changes were made to the NEOs’ base salaries for fiscal 2014.

Performance-Based Cash and Equity Awards

A significant component of our compensation program for our NEOs is their opportunity to receive performance-based cash and equity awards. We use these awards to motivate executives toward achieving long-term corporate goals that are consistent with our business plans. We also use them both to align the executives’ interests to those of our stockholders and to retain our executives. As with salaries, we have not established any specific target levels for incentive compensation based on peer group analyses or benchmarking studies. However, we aim to set reasonable awards within the framework of a total compensation package. The specific types of awards (for example, cash or equity) and performance objectives (for example, stock price or net income) and periods (for example, annual or multi-year) are tailored for the recipient based on Company and individual performance objectives. In determining amounts of the awards, consideration may be given to numerous factors, including anticipated future results of operations and the executive’s anticipated contributions toward achieving such results. Amounts may also be based upon the achievement of specified stock prices and the executive’s continued employment through the vesting period. The Compensation Committee has not established a formal policy as to when grants are made. Awards are usually granted, however, at a meeting of the Compensation Committee held in the first quarter of each year.

Cash Performance-Based Awards

Pursuant to the 2014 management incentive award program for Messrs. Cregg, Burnett, Mulac and Gomez, and consistent with each of their employment agreements, each of them was eligible to receive a performance-based cash award targeted at a percentage of his annual base salary (the “Target Bonus”). The percentage of annual base salary for each was as follows: Mr. Cregg—125%; Mr. Burnett—60%; Mr. Mulac—100%; and Mr. Gomez – 60%. Pursuant to the terms of the employment agreements, the amount of the bonus generally depends upon the level of performance targets that are achieved by AV Homes. With respect to the determination of the bonus under the employment agreements: (i) if 100% of the performance targets are achieved in a given year, the Named Executive Officer will be paid a bonus equal to the Target Bonus; and (ii) if AV Homes’ achievement of the performance goals for the applicable year is greater than or less than 100% of the performance targets, the bonus is calculated by mathematical interpolation (however, the Compensation Committee may determine a maximum level of objective performance goals, above which no additional bonus will be paid, and a minimum level of objective performance goals, below which no portion of the bonus attributable to objective performance goals will be paid).

The performance objectives for the 2014 cash awards for Mr. Cregg, Mr. Burnett, Mr. Mulac and Mr. Gomez are described below and consist of a combination of individual and corporate performance goals. Mr. Shullaw joined the Company in November 2014 and received a signing bonus of $15,000 under the terms of his offer letter.

Roger A. Cregg—Below are the objectives associated with Mr. Cregg’s cash award for 2014 and the level of achievement of those objectives:

Performance Goals	Achievement	% of Target Bonus	% Achieved
Individual (40% of Target Bonus)
Meet or exceed budgeted sales and closing units.	This objective was partially achieved based upon the Company exceeding the budgeted number of closing units.	10%	5%
Acquire additional capital for Company expansion and growth.	This objective was fully achieved with the issuance of $200 million of 8.5% Senior Notes due 2019 and the closing of a $105 million revolving credit facility.	10%	10%
Expand shareholder base through investor outreach.	This objective was fully achieved with enhanced investor outreach activities.	10%	10%
Expand business through new land acquisitions and/or strategic transactions.	This objective was achieved with the acquisition of Royal Oak Homes.	10%	10%
Corporate (50% of Target Bonus)
Achieve or exceed annual revenue of $198 million in 2014.	This objective was achieved as the Company generated approximately $286 million in revenue in 2014.	10%	10%
Achieve or exceed the break even on net income for 2014.	Although the Company incurred a net loss of approximately $1.9 million on a GAAP basis in 2014, the Compensation Committee, upon review, deemed it appropriate to treat this performance target as being achieved, for a payout equal to 40% of his Target Bonus, after taking into account certain unbudgeted items including incremental interest expenses incurred as a result of the issuance of $200 million of 8.5% Senior Notes due 2019, which capital remained substantially un-deployed as of December 31, 2014.	40%	40%
Discretionary (10% of Target Bonus)	The Compensation Committee determined that Mr. Cregg’s involvement in the Company’s operational performance, the negotiation, acquisition and integration of Royal Oak Homes, his leadership of various financing activities, and various process improvements he implemented throughout the Company were sufficient for him to earn the entire discretionary component of his bonus.	10%	10%

Total		100%	95%

Michael S. Burnett—Below are the objectives associated with Mr. Burnett’s cash award for 2014 and the level of achievement for those objectives:

Performance Goals	Achievement	% of Target Bonus	% Achieved
Individual (60% of Target Bonus)
Expand sell-side analyst coverage and investor engagement.	This objective was fully achieved with enhanced investor outreach activity.	20%	20%
Complete capital raises through a revolving credit facility or a senior note offering of at least $50 million.	This objective was fully achieved with the issuance of $200 million of 8.5% Senior Notes due 2019 and the closing of a $105 million revolving credit facility.	20%	20%
Implement monthly forecasting and reporting process.	This objective was achieved.	20%	20%
Corporate (25% of Target Bonus)
Achieve or exceed annual revenue of $198 million in 2014.	This objective was achieved as the Company generated approximately $286 million in revenue in 2014.	10%	10%
Achieve or exceed the break even on net income for 2014.	Although the Company incurred a net loss of approximately $1.9 million on a GAAP basis in 2014, the Compensation Committee, upon review, deemed it appropriate to treat this performance target as being achieved, for a payout equal to 15% of his Target Bonus, after taking into account certain unbudgeted items including incremental interest expenses incurred as a result of the issuance of $200 million of 8.5% Senior Notes due 2019, which capital remained substantially un-deployed as of December 31, 2014.	15%	15%
Discretionary (15% of Target Bonus)	The Compensation Committee determined that Mr. Burnett’s involvement in the Company’s operational performance, including his involvement with the Company’s capital market transactions during the year and the negotiation, acquisition and integration of Royal Oak Homes, was sufficient for him to earn the entire discretionary component of his bonus.	10%	10%

Total		100%	100%

Joseph Carl Mulac, III—Below are the objectives associated with Mr. Mulac’s cash award for 2014 and the level of achievement of those objectives:

Performance Goals	Achievement	% of Target Bonus	% Achieved
Individual (60% of Target Bonus)
Meet or exceed budgeted sales and closing units across Arizona, Florida and Carolina divisions.	This objective was partially achieved.	40%	35%
Manage full implementation process for CRM and integration across all divisions.	This objective was achieved.	20%	20%
Corporate (25% of Target Bonus)
Achieve or exceed annual revenue of $198 million in 2014.	This objective was achieved as the Company generated approximately $286 million in revenue in 2014.	10%	10%
Achieve or exceed the break even on net income for 2014.	Although the Company incurred a net loss of approximately $1.9 million on a GAAP basis in 2014, the Compensation Committee, upon review, deemed it appropriate to treat this performance target as being achieved, for a payout equal to 15% of his Target Bonus, after taking into account certain unbudgeted items including incremental interest expenses incurred as a result of the issuance of $200 million of 8.5% Senior Notes due 2019, which capital remained substantially un-deployed as of December 31, 2014.	15%	15%
Discretionary (15% of Target Bonus)	The Compensation Committee determined that Mr. Mulac’s involvement in the Company’s operational performance, including his involvement with integrating and managing the Royal Oak Homes acquisition, was sufficient for him to earn the entire discretionary component of his bonus.	15%	15%

Total		100%	95%

Dave M. Gomez—Below are the objectives associated with Mr. Gomez’s cash award for 2014 and the level of achievement of those objectives. Mr. Gomez’s employment with the Company was terminated on November 21, 2014; however, pursuant to the terms of his separation agreement, his Target Bonus was paid as if he had been employed for the full year based on the achievement levels set forth below using a Target Bonus of 50% of his annual base salary.

Performance Goals	Achievement	% of Target Bonus	% Achieved
Individual (60% of Target Bonus)
Support M&A activity through closing.	This objective was fully achieved following the completion of the Royal Oak Homes acquisition.	20%	20%
Support the completion and documentation of a new revolving credit facility.	This objective was fully achieved with the Company’s closing of a $105 million revolving credit facility.	20%	20%
Rationalize corporate entity structure.	This objective was achieved based on the consolidation of several dormant legal entities.	10%	10%
Implement Code of Conduct training and design.	This objective was deemed achieved based on substantial progress prior to his termination date.	5%	5%
Support new land acquisitions.	This objective was fully achieved.	5%	5%
Corporate (25% of Target Bonus)
Achieve or exceed annual revenue of $198 million in 2014.	This objective was achieved as the Company generated approximately $286 million in revenue in 2014.	10%	10%
Achieve or exceed the break even on net income for 2014.	Although the Company incurred a net loss of approximately $1.9 million on a GAAP basis in 2014, the Compensation Committee, upon review, deemed it appropriate to treat this performance target as being achieved, for a payout equal to 15% of his Target Bonus, after taking into account certain unbudgeted items including incremental interest expenses incurred as a result of the issuance of $200 million of 8.5% Senior Notes due 2019, which capital remained substantially un-deployed as of December 31, 2014.	15%	15%
Discretionary (15% of Target Bonus)	Mr. Gomez did not earn his discretionary bonus amount, consistent with the terms of his separation agreement.	15%	0%

Total		100%	85%

Equity Awards

We grant equity awards from time to time, primarily to serve as compensation for performance and incentives for continued employment and future performance. We primarily grant equity in the form of restricted stock, some of which has had time-based vesting conditions and some of which has had performance-based vesting conditions, and stock options. We have generally granted equity in the form of restricted stock because we believe that it most closely aligns the interests of our executives with those of our stockholders. The terms of the equity awards granted during 2014 are described below:

•	Performance-based restricted stock was granted to Messrs. Cregg, Mulac, Burnett and Gomez on February 5, 2014, reflecting sixty percent (60%) of the total equity award granted to each individual during 2014. These grants were intended to incentivize performance consistent with our current strategy. The performance-based restricted stock (“Performance Shares”) vests, if at all, (and the restrictions on such shares will lapse) on December 31, 2017 provided that the relevant Named Executive Officer remains continuously employed by the Company through the vesting date, and based on achievement of the following performance goals: (i) fifty percent (50%) of the Performance Shares will be eligible to vest if the Company achieves an annual total return to stockholders (“ATRS”) of eight percent (8%) or more per annum, on a cumulative basis, beginning on February 5, 2014 and ending on December 31, 2016 (the “Measurement Period”), and (ii) the remaining fifty percent (50%) of the Performance Shares will be eligible to vest if the Company achieves a ATRS of fifteen percent (15%) or more per annum, on a cumulative basis over the Measurement Period. If the ATRS is greater than eleven percent (11%) but less than fifteen percent (15%) over the Measurement Period, the second tranche of Performance Shares will vest on a pro rata basis by applying straight line interpolation. ATRS is defined by reference to the change in our stock price over the Performance Period and any dividends paid on our Common Stock during the Performance Period.

•	Time-based restricted stock was granted to Messrs. Cregg, Mulac, Burnett and Gomez on February 5, 2014, reflecting forty (40%) of the total equity award granted to each individual during 2014. The time-based awards vest in four (4) equal tranches with one quarter (25%) vesting on December 31 of each of 2014, 2015, 2016 and 2017, subject to the recipients’ continued employment through the relevant vesting dates.

Employment and Separation Agreements

We have had several transitions in our management team in recent years and have entered into employment agreements with our executive officers to set forth certain compensatory and other terms in order to attract new executives to join our Company. Similarly, we have entered into separation agreements with executives who have left the Company to facilitate an orderly transition of their responsibilities and to receive valuable covenants and assurances from them. The terms of the employment agreements with our executive officers, and a separation agreement we entered into with one former executive officer, are described below under “Employment and Separation Agreements.”

Executive Compensation Governance Practices

•	Stock Ownership Guidelines—Our Named Executive Officers are required to hold all shares of AV Homes stock they receive, net of shares used to satisfy required tax withholdings, until they have achieved a required level of stock ownership as set forth in their employment agreements.

•	Prohibition on Hedging Transactions—Our directors, executive officers and certain other employees are prohibited from engaging in transactions that hedge their exposure to decreases in our stock price. Prohibited transactions include prepaid variable forwards, equity swaps, collars and exchange funds.

•	Prohibition on Pledging Company Stock—Our directors, executive officers and employees are prohibited from holding our stock in a margin account or otherwise pledging our stock as collateral for a loan.

Tax and Accounting Considerations

The Company considers the tax consequences of all elements of its compensation program on both the executives and the Company. In particular, we consider the effects of Section 162(m) as well as Sections 280G and 4999 of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code could potentially limit the federal income tax deductions to be taken by the Company for compensation paid to the CEO and to each of the other three most highly compensated NEOs (other than the CFO). The general rule is that annual compensation paid to any of these executives will be deductible by AV Homes only to the extent that it does not exceed $1,000,000 (per person) or qualifies as “performance-based” compensation. The Compensation Committee considers the tax deductibility of the compensation paid to our executive officers; however, the Committee’s primary objective is to maximize its flexibility to design and operate our compensation programs to incentivize and retain our NEOs as the Committee determines appropriate from time to time. Accordingly, the Company makes payments or awards that may not be deductible as circumstances warrant, consistent with our compensation philosophy and objectives.

In the event of a change of control of the Company, Section 280G could potentially limit the federal tax deductions to be taken for certain compensation payments to an executive who could be subject to additional taxes (Section 4999). These provisions of the tax code are sometimes referred to as the “golden parachute” provisions. In general, if the total amount of payments to an individual that are contingent upon a change of control of AV Homes (within the meaning of Section 280G), including payments under our incentive plans that vest upon a change of control, equals or exceeds three times the executive’s “base amount” (generally, the individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under Section 280G. A portion of such payments would not be deductible by AV Homes, and the executive would be subject to a 20% excise tax on such portion of the payments. The employment agreements for our Named Executive Officers contain a so-called “better of” provision, meaning that if any of the payments or benefits provided to the Named Executive Officer would not be deductible to the Company pursuant to Section 280G, then the payments will be reduced by the amount required to avoid the excise tax imposed under Section 4999, provided that the after-tax amount of such payments and benefits as so reduced is greater than or equal to the after-tax amount of such payments and benefits without such reduction.

The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718 (“ASC 718”), which, for example, requires all stock-based awards to be expensed. The adoption of ASC 718 has not affected our compensation program for NEOs.

Compensation Committee Report

The Compensation Committee of the Board of Directors of AV Homes has reviewed and discussed the foregoing Compensation Discussion and Analysis with AV Homes’ management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in AV Homes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and AV Homes’ Proxy Statement for the 2015 annual meeting of stockholders.

Compensation Committee

Roger W. Einiger, Chairman

Kelvin L. Davis

Paul Hackwell

Joshua L. Nash

Joel M. Simon

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roger A. Cregg	2014	400,000	50,000	561,246	—	425,000	—	—	1,436,246
President and Chief	2013	400,000	175,000	—	2,854,811	600,000	—	—	4,029,811
Executive Officer (1)	2012	30,769	—	799,975	—	—	—	—	830,744
Michael S. Burnett	2014	275,000	24,750	115,753	—	140,250	—	—	523,478
Executive Vice President and	2013	63,461	50,000	—	622,700	—	—	—	736,161
Chief Financial Officer (2)
Joseph Carl Mulac, III	2014	300,000	45,000	157,844	—	240,000	—	—	742,844
Executive Vice President	2013	300,000	189,000	224,996	865,000	216,000	—	—	1,794,996
	2012	300,000	—	—	—	264,351	—	—	564,351
S. Gary Shullaw	2014	25,846	15,000	—	—	—	—	—	40,846
Executive Vice President,
General Counsel and Secretary (3)
Dave M. Gomez	2014	215,077	—	84,189	—	—	—	155,122	454,388
Former Executive Vice President,	2013	240,000	6,000	120,000	346,000	144,000	—	—	856,000
General Counsel and Secretary (4)	2012	60,000	60,000	—	—	—	—	—	120,000

(1)	Mr. Cregg was appointed President and Chief Executive Officer on December 3, 2012.
(2)	Mr. Burnett was appointed Executive Vice President and Chief Financial Officer on September 23, 2013, effective October 14, 2013.
(3)	Mr. Shullaw was appointed Executive Vice President, General Counsel and Corporate Secretary on November 24, 2014.
(4)	Mr. Gomez was appointed Executive Vice President, General Counsel and Corporate Secretary on October 1, 2012. Mr. Gomez’s employment was terminated on November 21, 2014. The All Other Compensation amount for 2014 represents amounts paid to Mr. Gomez from his date of termination through December 31, 2014, including the value of equity awards that continued vesting during that period. The amounts, as well as other amounts that are payable to him in connection with his termination of employment, are described below under “Employment and Separation Agreements.”
(5)	For 2014, this amount reflects the discretionary portion of the Target Bonus for Messrs. Cregg, Burnett and Mulac and represents the signing bonus for Mr. Shullaw.
(6)	Represents the aggregate grant date fair value of restricted stock and option awards, calculated in accordance with ASC 718. The valuation assumptions used in calculating these values are discussed in Note 10 of AV Homes’ financial statements in the Form 10-K for the year ended December 31, 2014, as filed with the SEC. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time vesting and/or achievement of performance conditions.

Grants of Plan-Based Awards in 2014

			Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock (3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (shares)	Target (shares)	Maximum (shares)
Roger A. Cregg			(1)	450,000	(1)					—	—
	2/5/14	2/5/14				12,924	—	25,848				240,386
	2/5/14	2/5/14							17,232			320,860
Michael S. Burnett			(1)	140,250	(1)					—	—
	2/5/14	2/5/14				2,666	—	5,331				49,578
	2/5/14	2/5/14							3,554			66,175
Joseph Carl Mulac, III			(1)	255,000	(1)					—	—
	2/5/14	2/5/14				3,635	—	7,270				67,611
	2/5/14	2/5/14							4,846			90,233
S. Gary Shullaw (5)	—	—	—	—	—	—	—	—	—	—	—	—
Dave M. Gomez (6)			(1)	122,400	(1)					—	—
	2/5/14	2/5/14				1,939	—	3,877				36,056
	2/5/14	2/5/14							2,585			48,133

(1)	The actual amount of non-equity incentive compensation depends upon the level of performance targets that are achieved. Performance targets are based on the performance goals established by the Compensation Committee. If 100% of the performance targets are achieved, the Named Executive Officer will receive the target incentive compensation amount. If achievement of the performance goals for the year is less than 100% of the performance targets, the percentage of achievement will be multiplied by the target incentive compensation amount to determine the payout. The 2014 incentive awards for each Named Executive Officer included the ability to earn an amount in excess of the target amount by applying an escalator that would add 5% to the overall bonus achievement for every $500,000 over break-even on a net income basis (with straight line interpolation applied between breakeven and each $500,000 threshold). As further described in the Compensation Discussion and Analysis under “Cash Performance-Based Awards,” the Compensation Committee took into account certain adjustments in calculating net income for the purpose of the cash incentive award. The amount of the annual cash incentive awards that were actually earned are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Each Named Executive Officer’s total target incentive amount also included an opportunity to receive a discretionary bonus of up to 10% for Mr. Cregg and up to 15% for Messrs. Burnett, Mulac and Gomez of each individual’s target incentive amount and is not reported above because it is discretionary, which is explained above under Compensation Discussion and Analysis under “Cash Performance-Based Awards.” The amount of the discretionary bonus that was actually earned is reported under the Bonus column of the Summary Compensation Table above.
(2)	This column represents performance-based restricted stock awards granted in 2014. The amounts in the “Threshold” column represent the minimum number of shares that would vest, if any, assuming that certain threshold performance measures are achieved. The amounts in the “Maximum” column represent the total number of shares granted and assumes that all performance goals are achieved and therefore all shares would vest. For further details on the performance criteria and vesting terms, see Compensation Discussion and Analysis under “Equity Awards.”
(3)	This column represents time-based restricted stock awards granted in 2014. For further details on the vesting terms, see Compensation Discussion and Analysis under “Equity Awards.”
(4)	No option awards were granted to Named Executive Officers in 2014.
(5)	Mr. Shullaw joined the Company on November 24, 2014.
(6)	Mr. Gomez’s employment was terminated on November 21, 2014. The details of amounts actually received by Mr. Gomez in connection with his termination are described below under “Employment and Separation Agreements.”

The restricted stock awards all permit the holder to vote the shares of restricted stock and entitle the holder to receive regular cash dividends, if any, paid on the shares. However, any extraordinary dividends would be retained and would vest only and to the extent that the underlying shares vest.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table provides information on the equity awards to the Named Executive Officers, which were outstanding at December 31, 2014. The values reported below are based on the closing price of a share of common stock on December 31, 2014, which was $14.57.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Roger A. Cregg	82,509	247,527	16.80	9/26/23	12,924	199,934	37,602	547,861
Michael S. Burnett	16,250	48,750	18.53	10/14/23	2,665	38,829	5,331	77,673
Joseph Carl Mulac, III	25,000	75,000	16.80	9/26/23	3,634	52,947	19,900	289,943
S. Gary Shullaw	—	—	—	—	—	—	—	—
Dave M. Gomez (5)	10,000	—	—	—	—	—	—	—

(1)	The stock options vest as to 25% of the shares on each annual anniversary of the date of grant, which was September 26, 2013 for all options other than those granted to Mr. Burnett, which were granted October 14, 2013.
(2)	This column represents outstanding awards of time-based restricted stock. The awards vest pro rata over a four year period, beginning with December 31, 2014, when the first tranche vested, subject to the Named Executive Officer’s continued employment through the relevant vest date and certain other conditions. We describe the 2014 restricted stock awards in more detail above in Compensation Analysis and Discussion under “Equity Awards.”
(3)	The amount in this column is calculated by multiplying the closing market price of our Common Stock at the end of 2014 ($14.57 per share) by the number of unvested shares listed for the specified Named Executive Officer.
(4)	This column represents outstanding awards of performance-based awards and reflects the maximum number of performance shares that would vest assuming that all performance goals are achieved. We describe our performance-based equity awards granted in 2014 above in Compensation Analysis and Discussion under “Equity Awards.” In the case of Messrs. Cregg and Mulac, a portion of the outstanding performance-based awards relate to performance shares granted in 2013 which vest, if at all, based on the achievement of certain performance criteria in 2014, 2015 and 2016 as determined by the Compensation Committee.
(5)	In connection with Mr. Gomez’s termination which was effective as of November 21, 2014, he entered into a separation agreement with the Company that entitled him to continued vesting of 1,769 shares of restricted stock that were scheduled to vest on December 31, 2014 and his remaining shares were forfeited. Mr. Gomez’s unvested options were also forfeited, while his vested options remained available for exercise for 90 days following his termination date.

Option Exercises and Stock Vested in 2014

The following table provides information on option exercises and stock vested for the Named Executive Officers during the year ended December 31, 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Roger A. Cregg	19,982	291,138
Michael S. Burnett	889	12,953
Joseph Carl Mulac, III	10,212	148,789
S. Gary Shullaw	—	—
Dave M. Gomez (1)	1,769	25,774

(1)	These shares vested on December 31, 2014 pursuant to the terms of the separation agreement entered into between the Company and Mr. Gomez notwithstanding his earlier termination of employment.

Pension Benefits for 2014

AV Homes does not sponsor any defined benefit pension plan for its employees, including the Named Executive Officers.

Nonqualified Deferred Compensation for 2014

AV Homes does not maintain a nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, AV Homes permits the Named Executive Officers to defer the receipt of certain payments under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement). There were no deferrals of compensation by any of the Named Executive Officers during 2014, or in any prior year.

Employment and Separation Agreements

Employment Agreements

We employ each of our Named Executive Officers pursuant to written employment agreements entered into on the dates set forth below and subject to the terms described below (the “Employment Agreements”):

Executive Officer	Date of Agreement	Initial Base Salary	Annual Target Bonus (% of Base Salary)	Annual Stock Bonus (% of Base Salary)
Roger A. Cregg	2/5/14	$400,000	125%	200%
Michael S. Burnett	7/22/14	275,000	60%	60%
Joseph Carl Mulac, III	7/22/14	300,000	100%	75%
S. Gary Shullaw	2/5/15	240,000	50%	50%
Dave M. Gomez	7/22/14	240,000	60%	50%

The Employment Agreements have an initial term of thirty-six (36) months from the effective date, subject to an additional thirty-six (36) month renewal term unless either party provides at least one hundred eighty (180) days’ written notice to the other of its intention to terminate upon the expiration of the original term. In general, the Company may terminate each executive’s employment with or without Cause (as defined in the Employment Agreements), and each executive may terminate his employment for any reason or for Good Reason (as defined in the Employment Agreements), and shall use his best efforts to provide at least thirty (30) days’ written notice of any such termination to the Company. The Company agreed to reimburse each executive for their legal expenses in connection with negotiation of the Employment Agreements up to $10,000.

Pursuant to the Employment Agreements, each executive will receive an annual base salary as set forth in the table above, and beginning in 2015 the annual base salaries will be subject to annual review by the Compensation Committee and may be increased or decreased pursuant to such review. Each executive is entitled to participate in all employee benefit plans and programs for executive officers.

Each executive is eligible to receive a bonus, which will be initially targeted at the Target Bonus set forth in the table above, which is expressed as a percentage of annual base salary in effect on the last day of such calendar year. The actual amount of any bonus will depend upon the level of performance targets that are achieved as determined in good faith by the Compensation Committee. With respect to the determination of the bonus: (i) if 100% of the target goals are achieved in a given year, the bonus shall be equal to the Target Bonus; and (ii) if the Company’s achievement of the performance goals for the applicable year is greater than or less than 100% of target goals, the bonus shall be calculated by the annual incentive plan then in effect for executive officers (provided, however, that the Compensation Committee may determine a maximum and minimum level of performance goals, above and below which no additional or lesser amount of the bonus will be paid).

Pursuant to the Employment Agreements, on January 1 of each calendar year beginning in 2015 (2014 for Mr. Cregg), each executive will be eligible to receive shares of restricted Common Stock with a targeted amount equal to the Annual Stock Bonus set forth in the table above, which is expressed as a percentage of base salary in effect at the time of grant, divided by the average closing price of a share of Common Stock on the last 20 trading days prior to any grant date. The Annual Stock Bonus shall be divided with 60% being performance vested shares (the “Performance Shares”) and 40% being time vested shares (the “Time Vested Shares”). The vesting of the Performance Shares is contingent upon achievement of certain ATRS targets over a three year measurement period and vest, if at all, four years from January 1 of the year in which the grant was made. The ATRS targets are described in more detail above in the CD&A under “Equity Awards.” The restricted stock grants are governed by the Amended and Restated. 1997 Incentive and Capital Accumulation Plan (2011 Restatement).

Pursuant to the Employment Agreements, each executive is required to hold a number of vested shares of Common Stock having a fair market value equal to or greater than three times the executive’s annual base salary (or, $2.5 million in the case of Mr. Cregg); provided, however, that such requirements shall not be in effect until the first time the executive holds Common Stock having such a fair market value. Prior to exceeding such threshold, the executive may not sell or otherwise dispose of any shares of Common Stock vested pursuant to his Employment Agreement other than to cover any tax liability resulting from vesting of his equity awards.

In the event the Company terminates an executive’s employment for any reason other than Cause or if an executive resigns for Good Reason, then the executive is entitled to receive the following additional payments and benefits if the executive signs a general release of claims in favor of the Company and cooperates in transitioning his job responsibilities: (i) a pro-rata bonus for the year of termination based on actual achievement of results during such partial year, (ii) continuation of his then-current annual base salary for 12 months (18 months for Mr. Cregg), payable in installments on the Company’s regular payroll dates, and (iii) reimbursement of his costs of medical insurance continuation pursuant to COBRA for 12 months (18 months for Mr. Cregg) following his termination.

In the event an executive’s employment terminates within 24 months following a Change in Control (as defined in the Employment Agreements) for any reason other than Cause or if an executive resigns for Good Reason, then the executive is entitled to receive the following payments and benefits if he signs a general release of claims in favor of the Company and cooperates in transitioning his job responsibilities: (i) 12 months (18 months for Mr. Cregg) of his Target Bonus, (ii) continuation of his then-current annual base salary for 12 months (18 months for Mr. Cregg), payable in installments on the Company’s regular payroll dates, (iii) full vesting of any unvested stock shares previously awarded to him, and (iv) reimbursement of his costs of medical insurance continuation pursuant to COBRA for 12 months (18 months for Mr. Cregg) following termination.

The Employment Agreements include a Section 280G “better of” provision, meaning if any of the payments or benefits provided to an executive under his Employment Agreement or otherwise would not be deductible by the Company as a result of Section 280G of the Internal Revenue Code, then the payments or benefits will be reduced by the amount required, as described in the Employment Agreement, to avoid the excise tax imposed under Section 4999 of the Code, provided that the after-tax amount of such payments and benefits as so reduced is greater than or equal to the after-tax amount of such payments and benefits without such reduction.

The Employment Agreements also include standard provisions relating to confidentiality, nondisparagement and ownership of the Company’s intellectual property, as well as covenants of non-competition and non-solicitation of employees and customers during the executives’ employment and for a period of 12 months (18 months for Mr. Cregg) after their employment.

Separation Agreement with Mr. Gomez

The Company announced Mr. Gomez’s departure from the Company on November 19, 2014, which was effective on November 21, 2014. In connection with the termination of his employment, on November 21, 2014, the Compensation Committee approved a separation arrangement with Mr. Gomez, generally consistent with the severance terms of his Employment Agreement, and providing for the following:

•	Payment to Mr. Gomez of his then current annual base salary for a period of 12 months in accordance with our payroll practices;

•	Payment of Mr. Gomez’s 2014 bonus, payable using a target bonus of 50% of his annual base salary, payable at the time payment is made for other bonus recipients and further based on achievement as determined by the Compensation Committee through year-end, notwithstanding his termination of employment;

•	Continued vesting of 1,769 shares of restricted stock that were scheduled to vest on December 31, 2014, notwithstanding his termination of employment; and

•	Reimbursement of medical insurance continuation costs under COBRA for the 12 month period following the termination date.

Under the terms of the separation agreement, Mr. Gomez agreed to release any claims he may have against the Company and his continued cooperation with the Company is a condition to his receipt of the remaining severance and COBRA payments. Pursuant to his Employment Agreement, Mr. Gomez is required to comply with certain covenants regarding, among other things, non-solicitation of the Company’s employees for a period of 12 months from his date of separation and maintaining the confidentiality of Company information.

Potential Payments Upon Termination or Change-in-Control

As described above, the Employment Agreements entitle our Named Executive Officers to certain payments and benefits upon the termination of their employment under certain conditions, including a termination of employment in connection with a change of control of AV Homes.

The section below quantifies certain compensation and benefits that would be payable to these individuals under the various arrangements if their employment had terminated on December 31, 2014, and/or a change of control of AV Homes had occurred on that date, given the individual’s compensation on that date and, if applicable, based on the closing market price of the Company’s Common Stock on the last trading day of 2014 ($14.57). For a general description of the agreements, see “Employment and Separation Agreements” above.

Termination Without Cause/With Good Reason

The following table shows amounts that would be payable in case of the executive’s termination by the Company without Cause, including death or termination due to disability, or his or her resignation for Good Reason, in each case as if such event had occurred on December 31, 2014.

Name	Severance ($)	Incentive Compensation ($) (1)	Accelerated Vesting of Equity ($)	Medical/ Benefits Continuation ($)	Total ($)
Roger A. Cregg	600,000	—	—	26,151	626,151
Michael S. Burnett	275,000	—	—	23,354	298,354
Joseph Carl Mulac, III	300,000	—	—	23,354	323,354
S. Gary Shullaw (2)	—	—	—	—	—
Dave M. Gomez (3)	240,000	102,000	25,774	23,354	391,128

(1)	The Named Executive Officers are entitled to a pro-rated bonus for the year of termination based on actual results. However, because the table reflects amounts that would be accelerated or become payable in connection with a termination on December 31, 2014, which is the last day of the performance period of the bonus program, the Named Executive Officers would earn such amount anyway and, therefore, no amount would be accelerated or become payable as a result of such termination on that date.
(2)	Mr. Shullaw was not entitled to severance benefits until his employment agreement was signed on February 4, 2015.
(3)	Mr. Gomez’s employment terminated November 21, 2014. The amounts in this table represent the amount actually paid to or to be paid to Mr. Gomez following his termination as described above under “Employment and Separation Agreements.”

Termination in Connection with a Change of Control

The following table shows amounts that would be payable under existing change of control arrangements as if the change of control and related termination had occurred on December 31, 2014.

Name (1)	Severance ($)	Incentive Compensation ($)	Accelerated Vesting of Equity ($)	Medical/ Benefits Continuation ($)	Total ($)
Roger A. Cregg	600,000	750,000	736,164	26,151	2,112,315
Michael S. Burnett	275,000	165,000	116,502	23,354	579,856
Joseph Carl Mulac, III	300,000	225,000	342,890	23.354	891,244
S. Gary Shullaw (2)	—	—	—	—	—

(1)	Mr. Gomez’s employment terminated November 21, 2014, so he was not employed as of December 31, 2014.
(2)	Mr. Shullaw was not entitled to severance benefits until his employment agreement was signed on February 4, 2015.

With Cause

If the Named Executive Officers were terminated by the Company for Cause on December 31, 2014, AV Homes would not have been required to make cash payments to the Named Executive Officers, and all restricted shares held by the Named Executive Officers would have lapsed and terminated in full.

Voluntary Resignation

The Named Executive Officers are not entitled to any particular benefits in the event of a voluntary resignation by the Named Executive Officer.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2)

Ernst & Young LLP, independent registered public accounting firm, audited the financial statements of AV Homes for the fiscal years ended December 31, 2014, 2013 and 2012. Such audit services consisted of the firm’s examination of and report on the annual financial statements and assistance and consultation in connection with filings with the SEC and other matters.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Subject to approval by the stockholders, the Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for AV Homes for the fiscal year ending December 31, 2015.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2015.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table sets forth the approximate amount of fees paid, or estimated to be paid, to Ernst & Young LLP for professional services during the fiscal years ended December 31, 2014 and 2013:

	Fiscal 2014	Fiscal 2013(e)
Audit fees (a)	$1,047,236	$738,016
Audit related fees (b)	227,437	298,925
Tax fees (c)	76,302	233,588
All other fees (d)	1,995	1,995

	$1,352,970	$1,272,524

(a)	Audit fees principally relate to the audit of the annual financial statements for AV Homes and its consolidated subsidiaries, review of quarterly financial statements and services related to the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.
(b)	Audit-related fees principally consist of fees paid for services that are reasonably related to the performance of the audit or review of AV Homes’ consolidated financial statements and are not reported under “Audit fees.” These services include special projects and attest services that are not required by statute or regulation, including review of registration statements and offering documents, issuance of comfort letters and consents and responding to SEC comment letters.
(c)	Tax fees principally consist of tax compliance/preparation and other tax services, including the review of the consolidated tax return, notwithstanding when fees were billed or when the services were rendered. For 2013, the tax fees also include advisory services related to the Company’s analysis of ownership shifts and the impact thereof on the Company’s net operating loss carry-forward.
(d)	Other fees relate to access to Ernst & Young’s online accounting research services.
(e)	Certain fiscal 2013 amounts have been updated from the amounts reported in the prior year to reflect more accurate information about fees related to services performed in that year.

The Audit Committee adopted a policy requiring the preapproval of audit and non-audit services provided by the principal independent accountants. The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP during the 2014 and 2013 fiscal years pursuant to this policy.

APPROVAL OF AV HOMES, INC. 2015 INCENTIVE COMPENSATION PLAN (Item 3)

Introduction

We are asking our stockholders to approve our 2015 Incentive Compensation Plan (the “2015 Plan”), which was approved by our Board of Directors, subject to stockholder approval, on April 8, 2015. Upon approval of the 2015 Plan by our stockholders, no further awards will be made under our Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “1997 Plan”), and the 2015 Plan will be the only active plan under which equity awards may be made to our employees and non-employee directors.

As of April 1, 2015, there were 24,556 shares of our Common Stock remaining available for future grants under the 1997 Plan. Because of the importance of providing competitive levels of equity-based compensation to our employees, and in light of our pattern of share usage during recent years, we believe that the shares remaining under the 1997 Plan will be insufficient to continue making awards beyond 2015.

As a result, our Board of Directors has approved, and is recommending to our stockholders for their approval, the 2015 Plan, which authorizes the issuance of 750,000 shares of our Common Stock, plus the number of shares remaining available for future grants under the 1997 Plan on the date our stockholders approve the 2015 Plan. In addition, the number of shares subject to awards (either granted under the 2015 Plan or that are outstanding under the 1997 Plan on the date the stockholders approve the 2015 Plan) that expire, are forfeited, or are settled in cash will become available for future awards under the 2015 Plan.

Stockholder Approval

Stockholder approval of the 2015 Plan is necessary in order to (i) satisfy the stockholder approval requirements of NASDAQ, (ii) satisfy the requirement that stockholders approve the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, including the business criteria on which performance goals are based and the maximum awards that may be made to any individual, and (iii) permit the grant of incentive stock options subject to Internal Revenue Code Section 422. If the 2015 Plan is not approved by the stockholders, the 1997 Plan will remain in effect, and we will remain subject to the existing share reserve under that Plan.

Factors Considered in Setting the Size of the 2015 Plan Share Reserve

In determining the amount of the share reserve for the 2015 Plan, our Compensation Committee considered a number of factors, including the following:

•	Importance of long-term equity incentives. Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term stockholder value creation, aligning executives’ interests with the interests of stockholders and serving as an effective retention device. We initiated significant growth efforts over the last few years, including significant changes to our management team and the completion of certain financing transactions to fund our growth, aligned with the recovery of the homebuilding market. As with any company committed to a growth strategy, our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success.

•

Our three-year equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2012-2014 period was 4.36%, calculated on the basis utilized by the Proxy Advisory Services division of Institutional Stockholder Services, Inc. (“ISS”). This compares to ISS’s benchmark guidance of 2.71% for our industry classification among Russell 3000 companies. While our historical three-year average burn rate exceeded ISS’s benchmark guidance, we believe that our 2014 burn rate of 1.16% is more reflective of our expected burn rate going forward, subject to additional grants made as part of our growth strategy. The 2012 and 2013 years include certain grants that were made outside of a more normal grant cycle in connection with changes in our management team and special option awards intended to incentivize growth over the long term.

•	Estimated duration of shares available for issuance under the 2015 Plan. We expect to maintain an average annual burn rate over the next few years that is generally in line with our burn rate for 2014, subject to additional grants that may be appropriate as we execute our growth strategy. On that basis, we expect that the shares available for future awards, totaling approximately 775,000 if the 2015 Plan is approved, would be sufficient for equity awards for approximately four years.

•	Current and projected dilution. As of April 1, 2015, the 628,012 shares of our Common Stock subject to outstanding awards under the 1997 Plan and available for future awards under the 1997 Plan represented approximately 2.7% of the fully-diluted number of our common shares outstanding. The 750,000 shares proposed to be added by approval of the 2015 Plan would increase the voting power dilution percentage to approximately 5.8%.

Expectations regarding future share usage under the 2015 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2015 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

The 2015 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our stockholders, including the following key features:

•	No repricing of underwater options or stock appreciation rights without stockholder approval. The 2015 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•	No discounted option or SAR grants. The 2015 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our Common Stock on the date of grant (except in the limited case of “substitute awards” as described below).

•	Conservative share recycling provisions. We may not add back to the 2015 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any form of award, shares that we repurchase using option exercise proceeds and shares subject to an option or SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

•	No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.

•	Minimum Vesting Period. The 2015 Plan requires all awards to have a minimum vesting period of at least one year, subject to limited exceptions.

•	No automatic vesting of awards upon a change in control. The 2015 Plan provides the Compensation Committee with the discretion to take actions with respect to outstanding awards that it deems appropriate in connection with a change in control.

Description of the 2015 Incentive Compensation Plan

The major features of the 2015 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached to the Proxy Statement as Appendix A.

Purpose of the 2015 Plan. The 2015 Plan is intended to advance the interests of our Company and its stockholders by enabling us to attract and retain the best available personnel for positions of responsibility, and to provide them with incentive awards intended to align their interests with those of our stockholders and thereby promote our long-term business success

Eligible Participants. All employees, consultants, advisors and independent contractors of the Company or any subsidiary, as well as all non-employee directors of the Company, are eligible to receive awards under the 2015 Plan. As of April 1, 2015, there were approximately 222 employees, nine non-employee directors, and an indeterminate number of consultants and advisors who would be eligible to receive awards under the 2015 Plan. Although not necessarily indicative of future grants under the 2015 Plan, as of the same date, approximately 35 of the 222 eligible employees and six of the non-employee directors have been granted awards under the 1997 Plan. Consultants and advisors have not been eligible to receive awards under the 1997 Plan.

Types of Awards. The 2015 Plan permits us to award stock option awards, SAR awards, restricted stock awards, stock unit awards, other stock-based awards and cash incentive awards to eligible recipients. Awards other than option, SAR and cash incentive awards are sometimes referred to as “full value awards.”

Administration. The 2015 Plan will be administered by the Compensation Committee. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the 2015 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the 2015 Plan, interpret the 2015 Plan and any related award agreement, cancel or suspend an award or the exercisability of an award, modify the terms of outstanding awards to the extent permitted under the 2015 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant whose rights would be materially impaired by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2015 Plan prohibits the compensation committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award and granting in exchange replacement options or SARs having a lower exercise price or canceling an underwater option or SAR award in exchange for cash, other property, a full value award or a cash incentive award.

Available Shares and Limitations on Awards. A maximum of 750,000 shares of our Common Stock are available for issuance under the 2015 Plan, plus the number of shares remaining available for future grants under the 1997 Plan on the date our stockholders approve the 2015 Plan. No more than 750,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares of Common Stock subject to options and SARs that may be granted to any one participant during a calendar year may not exceed 150,000. The maximum number of shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 150,000 shares. The maximum amount payable with respect to any cash incentive awards and full value awards that are denominated other than in shares or share equivalents and that are granted to any one participant during any calendar year shall not exceed $1,000,000. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below. The shares of Common Stock covered by the 2015 Plan are authorized but unissued or treasury shares.

Any shares of Common Stock subject to an award under the 2015 Plan, or to an award under the 1997 Plan that is outstanding on the date our stockholders approve the 2015 Plan, that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or settlement, automatically become available for future awards under the 2015 Plan. However, any shares tendered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for future awards.

Awards granted or shares of our Common Stock issued under the 2015 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2015 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2015 Plan and will not reduce the share reserve under the 2015 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Description of Award Types. The types of awards that may be granted under the 2015 Plan are described in more detail below.

Options. Employees of our Company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase Common Stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2015 Plan as of any date means the closing sale price of a share of our Common Stock on NASDAQ on that date (or the immediately preceding trading day if no shares were traded on that date). As of April 1, 2015, the closing sale price of a share of our Common Stock on NASDAQ was $16.05.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of Common Stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our Common Stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The

Compensation Committee determines whether payment will be made in shares of our Common Stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our Common Stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2015 Plan, as may be determined by the Compensation Committee.

Restricted Stock Awards. A restricted stock award is an award of our Common Stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until an award vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that specified performance goals are satisfied. Unless otherwise specified by the Compensation Committee, dividends and distributions paid on restricted shares, other than regular cash dividends, will be subject to the same restrictions as the underlying shares. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards. A stock unit represents the right to receive the fair market value of a share of our Common Stock. The Compensation Committee will determine whether a stock unit award will be payable in cash, shares, or a combination of both, and when the award will vest. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2015 Plan, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards.

Other Stock-Based Awards. The Compensation Committee may grant awards of Common Stock and other awards that are valued by reference to and/or payable in shares of our Common Stock under the 2015 Plan. The Compensation Committee has discretion in determining the amount, terms and conditions of such awards.

Cash Incentive Awards. The Compensation Committee may grant cash-denominated performance-based awards under the 2015 Plan that may be settled in cash, other forms of awards or a combination thereof as determined by the Compensation Committee. The Compensation Committee has discretion in determining the amount, terms and conditions of such awards.

Minimum Vesting Period. The 2015 Plan provides that awards granted under the plan shall be subject to a minimum vesting period of at least one year, except in the case of a substitute award or an award granted solely in exchange for other earned compensation. The minimum vesting period does not apply to awards that accelerate upon a change in control or termination of service due to death or disability. Awards granted to non-employee directors that vest over a period from one annual meeting of stockholders to the next annual meeting of stockholders are deemed to satisfy the minimum one year vesting period. Awards involving an aggregate number of shares not in excess of 5 percent of the share reserve under the 2015 Plan are not subject to the minimum vesting requirement.

Transferability of Awards. In general, no right or interest in any award under the 2015 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

Effect of Termination of Service. If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2015 Plan provides that unvested portions of his or her outstanding awards will be forfeited and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either 90 days or one year after termination, depending on the reason for the termination, unless the termination is for cause. In that case, the vested but unexercised portions of option and SAR awards will also be terminated. The Compensation Committee may provide for different termination consequences in an individual award agreement.

Performance-Based Compensation Under Section 162(m). The Compensation Committee may grant full value awards and cash incentive awards under the 2015 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, the “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the Company at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the compensation committee for the performance period are satisfied. Option and SAR awards granted under the 2015 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the 2015 Plan: (i) net sales, (ii) net income, (iii) pretax income before allocation of corporate overhead and bonus, (iv) earnings per share, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) return on assets, (viii) attainment of strategic and operational initiatives, (ix) appreciation in and/or maintenance of the price of the Stock or any other publicly-traded securities of the Company, (x) market share, (xi) gross profits and/or profit margin, (xii) earnings before interest and taxes, (xiii) earnings before interest, taxes, depreciation and amortization, (xiv) net income before taxes, (xv) taxes, (xvi) economic value-added models or (xvii) reductions in costs.

The Compensation Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon Company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Stockholder approval of the 2015 Plan will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2015 Plan, the performance measures to which awards intended to be “performance-based compensation” under Section 162(m) may be subject, the maximum amount payable under the 2015 Plan to any employee in connection with an award intended to be “performance-based compensation” under Section 162(m), and the qualification of option and SAR awards granted under the 2015 Plan as “performance-based compensation” for purposes of Section 162(m).

Change in Control. If a change in control of our Company occurs, the 2015 Plan provides the Compensation Committee with the discretion to take actions with respect to outstanding awards that it deems appropriate in light of the particular circumstances. Such actions may include providing for the continuation, assumption or replacement of outstanding awards by the surviving or successor entity, terminating outstanding awards in connection with the change in control, accelerating the vesting or settlement of outstanding awards in connection with the change in control or upon a termination of service following the change in control, or cancelling any outstanding award in connection with the change in control in exchange for a payment representing the intrinsic value of the award, or some combination of the foregoing. The Compensation Committee is not required to treat all awards or all participants similarly, and may provide for different change in control consequences in an individual award agreement.

The 2015 Plan generally defines a “change in control” as a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of more than 50% of the voting power of our stock, or certain changes in the composition of our board of directors.

Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our Common Stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations, the Compensation Committee will equitably adjust (i) the number and kind of shares subject to the 2015 Plan, (ii) outstanding awards as to the number of and kind of shares and exercise price per share, and (iii) award limitations prescribed by the 2015 Plan. In connection with other types of transactions that may also affect our Common Stock, such as reorganizations, mergers or consolidations, the Compensation Committee may make similar equitable adjustments in its discretion.

Deferral of Payouts. The Compensation Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full value award or cash incentive award under the 2015 Plan, and will prescribe the terms, conditions and procedures for such deferrals. Shares to effect the settlement of any such deferral will be drawn from and charged against the 2015 Plan’s share reserve.

Effective Date and Term of the 2015 Plan. The 2015 Plan will become effective on the date it is approved by our stockholders, so long as that approval occurs within 12 months after our Board of Directors approved the 2015 Plan. Unless terminated earlier, the 2015 Plan will terminate on the tenth anniversary of its approval by our stockholders. Awards outstanding under the 2015 Plan at the time it is terminated will continue in accordance with their terms. Our Board of Directors may suspend or terminate the 2015 Plan at any time.

Amendment of the Plan. Our Board of Directors may amend the 2015 Plan at any time, but no amendments will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of NASDAQ. No amendment, termination or suspension of the 2015 Plan may materially impair a participant’s rights under any outstanding award without the consent of the affected participant, unless such action is necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2015 Plan, based on current statutes, regulations and interpretations.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2015 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2015 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and cash incentive awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2015 Plan is intended to meet the requirements of Section 162(m), but full value awards and cash incentive awards granted under the 2015 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Internal Revenue Code. The foregoing discussion of tax consequences of awards under the 2015 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Awards

Because the 2015 Plan will not become effective until it is approved by our stockholders, the Compensation Committee has not yet approved any awards under the 2015 Plan. In addition, because all awards under the 2015 Plan are discretionary with the Compensation Committee, neither the number nor types of future 2015 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the 1997 Plan during 2014 to our Named Executive Officers is provided under the caption “Grants of Plan-Based Awards in 2014” table this Proxy Statement.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the AV Homes, Inc. 2015 Incentive Compensation Plan.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the AV Homes, Inc. 2015 Incentive Compensation Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the options, warrants and rights and other equity compensation under AV Homes’ equity plans on December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	612,819	(1)	$17.00	(2)	275,933
Equity compensation plans not approved by security holders	—		—		—
Total	612,819	(1)	$17.00	(2)	275,933

(1)	Represents 555,036 options and 57,783 stock units.
(2)	Applicable only to options. Not applicable to stock units.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2016 annual meeting of stockholders and wishes to have such proposal considered for inclusion in AV Homes’ proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of AV Homes by December 23, 2015. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals.

AV Homes’ By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by AV Homes not less than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Accordingly, since our annual meeting for 2015 is scheduled for June 3, 2015, any stockholder proposal to be considered at the 2016 annual meeting must be properly submitted to us not later than March 5, 2016. If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By- Laws, AV Homes may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2015 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then AV Homes’ proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of AV Homes, S. Gary Shullaw, 8601 N. Scottsdale Rd., Suite 225, Scottsdale, AZ 85253.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners for fiscal 2014 were complied with on a timely basis, except for a Form 4 for Mr. Mulac reporting a forfeiture of shares to satisfy tax withholding obligations upon vesting of certain restricted shares.

ACCESS TO PROXY MATERIALS

Important notice regarding the Internet availability of proxy materials for the Annual Meeting. This Proxy Statement and the 2014 Annual Report to Stockholders are available on our website at www.avhomesinc.com.

If you would like to receive a copy of our 2014 Annual Report, please contact our Corporate Secretary by mail at Corporate Secretary, AV Homes, Inc., 8601 N. Scottsdale Rd., Suite 225, Scottsdale, AZ 85253 or by telephone at (480) 214-7400, and we will send a copy to you without charge.

ADDITIONAL INFORMATION

All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the accompanying material will be paid by AV Homes. In addition to the solicitation of proxies by mail, AV Homes will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by AV Homes. Proxies may be solicited personally, by telephone or telegraph, electronic mail or by other electronic means, by the directors and officers of AV Homes without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

/s/ S. Gary Shullaw S. Gary Shullaw
Executive Vice President, General Counsel and Secretary

Dated: April 21, 2015

Appendix A

AV HOMES, INC.

2015 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of the AV Homes, Inc. 2015 Incentive Compensation Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b) “Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to an Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means the grant of a compensatory award under the Plan in the form of an Option Award, a Stock Appreciation Right Award, a Restricted Stock Award, a Stock Unit Award, a Cash Incentive Award or an Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Incentive Award” means an Award described in Section 11(a) of the Plan.

(f) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, a Participant’s (i) act of dishonesty in connection with the Participant’s responsibilities as a Service Provider; (ii) arrest for, commission of, or plea of nolo contendere to, a felony, a crime of moral turpitude, or any criminal offense the Board in good faith determines is damaging to the reputation or operation of the Company; (iii) insubordination or willful refusal to follow reasonable directives of the CEO, the Board or the Participant’s direct supervisor; (iv) breach or threatened breach of any fiduciary duty or duty of loyalty to the Company; (v) gross negligence or willful misconduct in the performance of the Participant’s duties as Service Provider; (vi) engagement in conduct that the CEO or the Board reasonably determines is injurious, whether directly or indirectly, to the Company or any of its Affiliates; or (vii) failure to perform the Participant’s assigned duties, and, where such failure is curable, such failure is not cured within thirty (30) days following receipt of written notice thereof from the Company the applicable Affiliate.

(g) “Change in Control” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, any one of the following:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or

(C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.

(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(i) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market or such other national securities exchange on which the Shares may then be listed, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). Initially, the Committee shall be the Compensation Committee of the Board.

(j) “Company” means AV Homes, Inc., a Delaware corporation, or any successor thereto.

(k) “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, (B) who is elected as a director of the Company subsequent to the effective date of the Plan pursuant to a nomination or board representation right of preferred stockholders of the Company, or (C) who becomes a director of the Company after the effective date of the Plan and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding for purposes of this clause (C) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(l) “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, statutory share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

(m) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning Code Section 22(e)(3).

(n) “Employee” means an employee of the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(q) “Fair Market Value” as of a specified date means the fair market value of a Share on that date determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then the Fair Market Value as of the specified date will be the closing sales price for a Share on the principal securities market on which it trades on the trading date on which a sale of Shares most recently occurred prior to the specified date for which the Fair Market Value is being determined, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(r) “Full Value Award” means an Award other than an Option Award, a Stock Appreciation Right Award or a Cash Incentive Award.

(s) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(u) “Non-Employee Director” means a member of the Board who is not an Employee.

(v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(w) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(x) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y) “Participant” means a person to whom a then-outstanding Award has been granted under the Plan.

(z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(aa) “Plan” means this AV Homes, Inc. 2015 Incentive Compensation Plan, as amended and in effect from time to time.

(bb) “Prior Plan” means the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement).

(cc) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the common stock, $1.00 par value, of the Company.

(hh) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(ll) “Voting Securities” of an entity means the outstanding equity securities entitled to vote generally in the election of directors of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3) adopting sub-plans applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan; and

(4) granting Substitute Awards under the Plan.

(c) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company. Any such delegation by the Committee to a director (including a director who is also an officer) may be combined and coordinated with a delegation of authority to such director pursuant to Section 141(c) of the Delaware General Corporation Law. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(d) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(e) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the penultimate sentence of Section 3(d), shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 750,000, plus any Shares remaining available for future grants under the Prior Plan on the effective date of this Plan. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares issued under the Plan may come from authorized and unissued or treasury shares. In determining the number of Shares to be counted against the Plan’s share reserve in connection with any Award, the following rules shall apply:

(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it has been determined that only a lesser number of shares could be received.

(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4) Awards that will be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited, terminated or expires or is settled for cash shall, to the extent of such forfeiture, termination, expiration or cash settlement, become available for future Awards under this Plan and the Plan’s Share reserve shall be correspondingly replenished. The following Shares shall not, however, become available for future Awards or replenish the Plan’s Share reserve: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Plan’s Share reserve. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional Share in settlement of an Award or eliminate any fractional Share.

(e) Individual Option and SAR Limit. The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any calendar year to any one Participant shall not exceed 150,000 Shares, subject to adjustment as provided in Section 12(a).

(f) Performance-Based Compensation Limit. With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 150,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards and Cash Incentive Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $1,000,000.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine, provided that the vesting period or performance period of all Awards shall be at least one year. Notwithstanding the foregoing, the minimum one-year vesting period will not apply: (i) to Awards made in payment of or exchange for other earned compensation; (ii) upon a Change in Control; (iii) to termination of Service due to death or Disability; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; (v) to Awards to Non-Employee Directors where the Award vests over a period from one annual meeting of stockholders to the next annual meeting stockholders (which period shall be deemed to be a period of one year for purposes the minimum vesting requirement); and (vi) to Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares available for Awards under Section 4(a).

(c) Transferability. Except as provided in this Section 6(c), and except for an Award that involves only the immediate issuance of unrestricted Shares, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR Award, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect and unenforceable against the Company or any Affiliate. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.

(e) Termination of Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1) Upon termination of Service for Cause, or conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 16 of this Plan. Except as provided in Section 16 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change in Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Other than regular cash dividends, any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

(i) Deferrals of Full Value and Cash Incentive Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award or Cash Incentive Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or other document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 750,000, subject to adjustment as provided in Section 12(a).

(2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option Award will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4) If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5) The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8. Stock Appreciation Rights.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Exercise of SAR Award. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares may, however, continue to be subject to certain restrictions as provided in Section 17. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Payment of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee. Amounts received in settlement may, however, continue to be subject to certain restrictions as provided in Section 17.

11. Cash Incentive and Other Stock-Based Awards.

(a) Cash Incentive Awards. A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6(g), the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over the specified performance period. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee. Following the completion of the applicable performance period and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement.

(b) Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Option and SAR Awards, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Change in Control. Unless otherwise provided in an applicable Agreement, in the event of a Change in Control, the Committee may take such actions with respect to outstanding Awards as it deems appropriate under the circumstances, which may include one or more of the following: (i) providing for the continuation, assumption or replacement of outstanding Awards by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments as may be required or permitted by Section 12(a) and Section 6(g); (ii) providing that outstanding Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) providing that outstanding Awards will vest and become exercisable, realizable or payable, in whole or in part prior to or upon consummation of such Change in Control, or upon termination of a Participant’s Service under specified conditions within a specified period of time after the Change in Control; or (iv) providing for the cancellation of any outstanding Award at or immediately prior to a Change in Control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award (or, if no such consideration would be received, the Fair Market Value of such number of Shares immediately prior to such Change in Control), and (B) the aggregate exercise price (if any) for the Shares subject to such Award (it being understood that if such amount would not be a positive number, then such Award may be canceled by the Company without payment). In taking any action permitted under this Section 12(b), the Committee will not be required to treat all Awards or all Participants similarly.

(1) For purposes of this Section 12(b), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Change in Control and contains terms and conditions that are substantially similar to those of the Award.

(2) Payment of any amount under this Section 12(b) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Change in Control transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(c) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a

Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required tax withholdings (but not to exceed the minimum statutory amount required to be withheld if such limitation is necessary to avoid an adverse accounting impact) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant, or by delivering to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan shall become effective on the date it is approved by the Company’s stockholders, so long as such approval occurs with 12 months after the Board has approved the Plan, and the date of such stockholder approval shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the approval of the Plan by the Company’s stockholders, whichever occurs first (the “Termination Date”). Awards granted before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or any compensation recovery policy as provided in Section 17(i).

(e) No Option or Stock Appreciation Right Repricing. Except as provided in Section 12(a), no Option or SAR Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or SAR Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award or Cash Incentive Award at a time when the exercise price of the Option or SAR Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or SAR Award, unless such action is approved by the Company’s stockholders.

16. Performance-Based Compensation.

(a) Designation of Awards. If the Committee determines at the time a Full Value Award or Cash Incentive Award is granted to a Participant that such Participant is, or may likely be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 16 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Compliance with Code Section 162(m). If an Award is subject to this Section 16, then the grant of the Award, the vesting and lapse of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 16(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 16, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements or changes in tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with an Award subject to this Section 16. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this section 16 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c) Performance Measures. For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 16, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: (i) net sales, (ii) net income, (iii) pretax income before allocation of corporate overhead and bonus, (iv) earnings per share, (v) return on invested capital, (vi) return on stockholders’ equity, (vii) return on assets, (viii) attainment of strategic and operational initiatives, (ix) appreciation in and/or maintenance of the price of the Stock or any other publicly-traded securities of the Company, (x) market share, (xi) gross profits and/or gross margin, (xii) earnings before interest and taxes, (xiii) earnings before interest, taxes, depreciation and amortization, (xiv) net income before taxes, (xv) taxes, (xvi) economic value-added models or (xvii) reductions in costs. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business unit, operational unit or individual performance.

17. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction.

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or

(ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 17(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

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MR A SAMPLE Electronic Voting Instructions

DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week!

ADD 1

ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy.

ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 11:59 p.m., Pacific Daylight Time, on June 2, 2015.

Vote by Internet

Go to www.envisionreports.com/AVHI

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — The Board of Directors recommends a vote FOR all the nominees in Item 1 and FOR Items 2 and 3.

1. ELECTION OF TEN DIRECTORS:

Nominees: 01—Paul D. Barnett 02—Roger A. Cregg 03—Kelvin L. Davis 04—Roger W. Einiger +

05—Paul Hackwell 06—Joshua L. Nash 07—Jonathan M. Pertchik 08—Michael F. Profenius

09—Aaron D. Ratner 10—Joel M. Simon

Mark here to WITHHOLD Mark here to vote For All EXCEPT—To withhold authority to To cumulate votes as to a particular nominee(s) as explained in the vote from all nominees FOR all nominees vote for any nominee(s), write the name(s) Proxy Statement, indicate the name(s) and the number of votes to of such nominee(s) below. be given to such nominee(s) in the space provided below.

For Against Abstain For Against Abstain

2. Approval of the appointment of Ernst & Young LLP 3. Approval of the AV Homes, Inc. 2015 Incentive as independent registered public accounting firm for Compensation Plan.

AV Homes, Inc. for the year ending December 31, 2015.

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all the nominees in Item 1 and FOR Items 2 and 3.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2015.

The Proxy Statement and the 2014 Annual Report to Stockholders are available at: http://www.envisionreports.com/AVHI

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AV HOMES, INC.

8601 North Scottsdale Rd. Suite 225 Scottsdale, Arizona 85253

This proxy is solicited by the Board of Directors of AV Homes, Inc. The undersigned hereby appoints Roger A. Cregg and S. Gary Shullaw as Proxies, each with the power to appoint his substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of AV Homes, Inc. held of record by the undersigned at the close of business on April 10, 2015 at the Annual Meeting of Stockholders to be held on June 3, 2015 at the Ritz-Carlton Hotel located at 2401 E. Camelback Road, Phoenix, Arizona 85016 at 8:00 a.m. local time, or any adjournment or adjournments thereof.

If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

For directions to the Annual Meeting site, contact AV Homes, Inc. at (480) 214-7400.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)

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MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

ADD 5

ADD 6

Vote by Internet

Go to www.envisionreports.com/AVHI

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Stockholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the AV Homes, Inc. Annual Meeting of Stockholders to be Held on June 3, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and the 2014 Annual Report to Stockholders are available at:

www.envisionreports.com/AVHI

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/AVHI to view the materials. Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 25, 2015 to facilitate timely delivery.

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Stockholder Meeting Notice

AV Homes, Inc.’s Annual Meeting of Stockholders will be held on June 3, 2015 at the Ritz-Carlton Hotel located at 2401 E. Camelback Road, Phoenix, Arizona 85016 at 8:00 a.m. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Director’s recommendations.

The Board of Directors recommends a vote FOR all the nominees in Item 1 and FOR Items 2 and 3:

1. Election of Directors. Nominees: Paul D. Barnett Roger A. Cregg Kelvin L. Davis Roger W. Einiger Paul Hackwell Joshua L. Nash Jonathan M. Pertchik Michael F. Profenius Aaron D. Ratner Joel M. Simon

2. Approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes, Inc. for the year ending December 31, 2015.

3. Approval of the AV Homes, Inc. 2015 Incentive Compensation Plan.

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the AV Homes, Inc. 2015 Annual Meeting

For directions to the AV Homes, Inc. 2015 Annual Meeting to be held at the Ritz-Carlton Hotel located at 2401 E. Camelback Road, Phoenix, Arizona 85016, please contact AV Homes, Inc. at (480) 214-7400.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/AVHI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials AV Homes, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 25, 2015.

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